SUBCONTRACT AGREEMENT

                STRUCTURAL STEEL/METAL DECK/SELECTIVE DENIOLITION
                                 TRADE CONTRACT

                       BETWEEN LEHRER McGOVERN BOVIS, INC.

                                        &

                          U.S. BRIDGE OF NEW YORK, INC.

                       GRAND CENTRAL TERMINAL RESTORATION
                                   RETAIL AREA

Agreement made this 15th day of May 1996 by and between LEHRER McGOVERN BOVIS, INC., with an office at 200 Park Avenue, New York, New York 10166 herein "Contractor") and US Bridge of New York Inc. with an office at 53~9 97th Place Corona. New York l 1368 herein "Subcontractor"). The Owner is Metro North Commuter Railroad , with an office located at 347 Madison Avenue. New York NY 10017 herein "Owner"). The Developer is Grand Central Terminal Venture. Inc., with an office located at 220 East 42nd Street New York NY 10017 herein Developer"). Contractor has been engaged by Developer regarding the construction of a project generally described in Paragraph 1 hereof (11erein the "Project").

Contractor herewith engages Subcontractor to perform the work generally described in Paragraph 3 hereof and Paragraph 1 10 of the General Conditions attached hereto herein, collectively, the "Work"). Subcontractor hereby agrees to perform the Work in accordance with all the documents set forth in Paragraph 5 hereof (11erein the "Contract Documents").


         1.
The Project is the Grand Central Terminal Restoration I Retail at a site located at Grand Central Station New York.


         2. The "Architect/Engineer" is the firm of Beaver Blinder Belle 41 East l Th Street New York NY 10003 I Goldman Coneland Associates Ii West 19th Street New York NY 10011


                 The   Subcontractor   shall  provide  and  furnish  all  labor,
                 materials, tools, supplies, equipment, services, facilities, supervision, administration, and all the items required by the Contract Documents for the proper and complete performance and acceptance of the following Work in strict accordance with the Contract Documents:

        Structural Steel Metal Deck Selective Demolition Work for Retail

         4.
The Subcontractor shall be paid for the Work the sum of Three Million Three Hundred & Nine Thousand & Thirty-three DOLLARS (S 3 309 033 00 I herein the "Contract Price"). payment SHALL BE MADE ONLY FROM FUNDS ~HICH CONTRACTOR HAS ACTUALLY RECEWED IN HAND F~OM THE DEVELOPER AND DESTGNATED BY DEVELOPER FQR DISBURSE~NT TO SUBCONTRACTOR. SUBCONTRACTOR AGREES TO LOOK SOLELY TO SUCH FUNDS FOR PAYMENT. SUBCONTRACTOR ~~~ERSTANDS AND AGREES THAT CONTRACTOR SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR ANY REASON WHATSOEVER FOR ANY AMOUNTS DUE OR CLA~ED TO BE DUF TO SUBCONTRACTOR EXCE?T TO THE EXTENT THAT CONTRACTOR ~AS ACTUALLY RECEIVED FUNDS FROM DEVELOPER SPECIHCALLY DESIGNATED FOR DISBURSEMENT TO SUBCONTRACTOR STIBCONTRACTOR ACKNOWLEDGES THAT CONTRACTOR HAS MADE NO REPRESENT~ONS OR WARRANTIES REGARDING DEVELOPER'S FTNANCTA~. ABILITY TO PERFORM THE SUBCONTRACTOR REPRESENTS THAT IT HAS INSPECTED THE PROJECT AND HAS S~SFIED ITSELF AS

           TO THE CONDITION THEREOF AND THAT THE CO~CT PRICE TS JUST AND REASONABLE CONIPENS~ON FOR ALL THE WORK AND FOR The SUBCONTRACTOR'S ASSUMPTION OF THE RISK OF ALL FORESEEN AND UNFORESEEN RISKS HA7ART)S. AND DWFTCULTIES TN CONNE~ON with TFTF
           PERFORMANCE OF THE WORK.

5. The Contract Documents, sometimes hereinafter referred to collectively as the "Contract", are listed below and shall constitute the Contract.


     This Subcontract

     General Conditions

     - Special Conditions

     - The Drawings and Specifications listed on Exhibt A Exhibit B (general scope of Subcontractor's Work) consisting of pages

     Exhibit C (Insurance Requirements) consisting of five pages exhibit D (Unit Prices) consisting of 3 pages (Note: the setting forth of unit prices shall not be construed to require Contractor to engage Subcontractor to perform the work for which unit prices are listed)

     Exhibit E (Alternates) consisting of page


     - Exhibit F (Bonding Requirements and Sample Bond Forms) consisting of ~ pages

     - Exhibit G (MBE/WBE/ Affirmative Action Requirements

     - Exhibit K (Tax Exemption)

          The Subcontractor is bound by the terms of all Contract Documents.


6. Subcontractor shall furnish performance, and labor and material payment bonds for one hundred percent (100%) of the Contract Price, said bonds to be in form and with sureties satisfactory to Contractor. The premiums on such bonds shall be paid by Subcontractor and are included in the Contract Price.


7. TT~1tE IS OF THE ESSENCE in the commencement of the Work and the performance of the Contract and the Work. Subcontractor shall be liable for all direct and consequential damages arising out of any failure to perform the Work in accordance with the terms and provisions of the Contract.


8. Subcontractor acknowledges that it has reviewed the Contract Documents and accepts them with full responsibility and liability for the performance thereof, and neither Owner nor Developer nor Contractor shall have responsibility or liability for the performance of the Work.


9. Notices, demands or requests shall be in writing, delivered in person or mailed by registered or certified mail, postage prepaid, or by the sending of a telegram addressed to the parties hereto at their addresses above stated. Notices to the Subcontractor shall be to the attention of John Bauer and to Contractor shall be to the attention of its President and the person whom Contractor designates as the Project Manager.

                  10. The Contract constitutes the entire agreement between the parties. Subcontractor agrees that any Claims against Contractor, irrespective of an alleged breach by Contractor of the Contract, shall be based, nonetheless, upon the Contract and the Contract Price, and shall in no event be based upon an asserted fair and reasonable value of the Work performed.


                  11. No representations or other agreements have been made other than as set forth in the Contract, which may not be changed, nor any term or provision thereof waived except in writing signed by Contractor's duly authorized agent or officer.

                  12. If Subcontractor is a partnership, limited partnership, association or joint venture, the separate entities which comprise Subcontractor shall be jointly and severally bound by the terms and conditions of the Contract Documents, and shall be jointly and severally liable to Contractor, Developer and Owner for any failure to perform the Work in strict accordance with the Contract Documents.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

U.S. Bridge of New York. Inc.



Subcontractor

[Optional - to be used if Subcontractor is a Joint Venture]


By:
Name:
Title:

                           LEHRER MCGOVERN BOVIS, INC.

                               GENERAL CONDITIONS

                                      INDEX

ARTICLES                                                                                                                   PAGE
ARTICLE 1   DEFINITIONS                                                                                                        1
ARTICLE 2  SUBCONTRACTOR'S CONTRACT DOCU~~IENTS                                                                                2

ARTICLE 3  ARCHITECT/ENGINEER; CO~~1UNICATIONS; COVERING/UNCOVERING
                   THE WORK/CUTTING AND PATCHING                                                                               4
ARTICLE 4          ACCESS                                                                                                      5
ARTICLE 5          SUBCONTRACTOR'S RESPONSIBILITIES                                                                            5
ARTICLE 6          DEFAULT OF SUBCONTRACTOR                                                                                    9
ARTICLE 7          LEGAL REQUIREMENTS/SIMILAR MATTERS                                                                         10
ARTICLE 3          BUILDINGS MATERLLLS/EQUIPMENT/PROCESSES                                                                    11
ARTICLE 9          TESTING/INSPECTIONS                                                                                        12
ARTICLE 10         GUARANTEES                                                                                                 13
ARTICLE 11         INDEMNIFICATION                                                                                            13
ARTICLE 12         INSURANCE/BONDS                                                                                            14
ARTICLE 13         TIME IS OF THE ESSENCE/SUBCONTRACTOR'S PROSECUTION OF THE
                   WORK/DELAY/OVERTIME                                                                                        15
ARTICLE 14         SHOP DRAWINGS AND SAMPLES                                                                                  16

ARTICLE 15 PROTECTION/SAFETY AND ACCIDENT PREVENTION/CQNSTRUCTION
                   PRACTICES AT THE SITE                                                                                      13
ARTICLE 16         CORRECTION OF WORK                                                                                         19
ARTICLE 17         ACCEPTANCE OF THE WORK/EARLY OCCUPANCY                                                                     20
ARTICLE 18         PAYMENTS/NO LIENS                                                                                          20
ARTICLE 19         CHANGE ORDERS/CLAIMS FOR EXTRA COST/TIME EXTENSIONS                                                        23
ARTICLE 20         TE~MINATION BY CONTRACTOR                                                                                  25
ARTICLE 21         COOPERATION WITH LENDERS                                                                                   25
ARTICLE 22         SURVTVING PROVISIONS                                                                                       26
ARTICLE 23         CAPTIONS                                                                                                   26
ARTICLE 24         SEVERABILITY                                                                                               27
ARTICLE 25         ASSIGNMENT                                                                                                 27
ARTICLE 26         NOWAIVER                                                                                                   27
ARTICLE 27         APPLICABLE LAW                                                                                             27


ARTICLE 1. DEFINITIONS

     1.1 The "Contract Documents" consist of the documents set forth in Paragraph 5 of the Subcontract Agreement to which these General Conditions are appended, and any and all modifications, addenda and amendments thereto which may be furnished to Subcontractor from time to time.

     1.2 The terms "Contract" and "Contract Documents" are used interchangeably herein and are identical in meaning.

     1.3 The "Contract Price is the sum set forth in Paragraph 4 of the Subcontract Agreement.

     1.4 BY EXECUTING THE SUBCONTRACT  AGREEMENT,  SUBCONTRACTOR  REPRESENTS AND
WARRANTS TO DEVELOPER AND TO CONTRACTOR THAT (i) SUBCONTRACTOR IS AND WILL BE FINANCL~ILY RESPONSIBLE AND HAS AND WILL HAVE SUFFICIENT LIQUIDITY TO MEET ITS ELNANCIAL RESPONSIBILITIES UNDER THE CONTRACT AND FOR ALL OTHER PROJECTS IN WHICH SUBCONTRACTOR IS OR MAY BECOME IN ~VOLVED: (ii) SUBCONTRACTOR HAS CAREFULLY EXA~IINED THE DRAWINGS, SPECIFICATIONS AND ASSOCIATED DOCU\~IENTS AND HAS VISITED AND EX~MINED THE SITE, OR DEEMS SUCH VISIT AND EX~NIINATION TO BE UNNECESSARY; (iii) FROM SUBCONTRACTOR'S I~~'ESTIGATION, SUBCONTRACTOR HAS SATISFIED ITSELF AS TO THE NATURE AND LOCATION OF THE PROPOSED WORK, THE GENERAL AND LOCAL CONDITIONS, AND ALL MATTERS WHICH MAY IN ANY WAY AFFECT THE WORK OR ITS PERFORMANCE; (iv) THE WORK, WHEN CO~LETED, WILL COMPLY FULLY WITH ALL APPLICABLE BUILDING AND SAFETY CODES, REGULATIONS AND CONSTRUCTION REQUIREMENTS IMPOSED OR ENFORCED BY ANY GOVERNMENTAL AGENCIES AND IN EXISTENCE ON THE DATE OF EXECUTION OF THIS AGREEMENT, WITHOUT REGARD TO ANY ERRORS, ONIISSIONS OR DEFICIENCIES IN THE DRAWINGS AND SPECIFICATIONS AND (v) SUBCONTRACTOR FULLY UNDERSTANDS THE INTENT AND PUPPOSE OF THE CONTRACT DOCUMENTS. CLAIMS FOR ADDITIONAL COMPENSATION AND/OR EXTENSION OF TIME RELATING TO SUBCONTRACTOR'S NON-COMPLIANCE WITH ITS REPRESENTATIONS AND WARF~TIES IN THE PRECEDING SENTENCE WILL NOT BE ALLOWED.

     1.5 The term "Owner" means the entity so designated in the Subcontract Agreement.

     1.5.1  The  term  "Developer"   means  the  entity  so  designated  in  the
Subcontract Agreement.

     1.6 The term "Contractor" means the entity so designated in the Subcontract Agreement.

     1.7  The  term   "Other   Subcontractors"   means   Subcontractors   and/or
sub-subcontractors     other    than    Subcontractor    and     Subcontractor's
sub-subcontractors, irrespective of tier.

     1.8 The term "Architect/Engineer" means the entity so designated in the Subcontract Agreement and also includes Architect/Engineer's representatives; Developer's, Owner's or Architect/Engineer's consultants; and Developer's or Architect/Engineer's engineering firms and their successors arid assigns.

     1.9 The term "Subcontractor" means the individual, partnership, firm, corporation or business entity who or which has signed the Subcontract Agreement as Subcontractor. The term also includes Subcontractor 5 subcontractors and suppliers irrespective of tier.

     1.10 The term "Work" means: the furnishing of all labor and/or materials by Subcontractor, at or for the benefit of the Project; unless specifically excepted, the furnishing by Subcontractor of all equipment, supplies, plant, tools, scaffolding, transportation, superintendent, inspections and temporary construction of every nature; that which is to be produced and supplied pursuant to the Contract; and the obligation of Subcontractor to visit the Project site, and to fully acquaint and familiarize itself with the site, surrounding and subsurface conditions and the character of the operations to be carried on at the site, and make such investigations as Subcontractor may deem fit or as may be prudent for Subcontractor to fully understand the facilities, physical conditions and restrictions attending the Work.

     1.11 The term "Other Work means the work of Other Subcontractors.

     1.12  The  term   "Project"   is  the  total   construction   designed   by
Architect/Engineer of which the Work is a part.

     1.13 The term "days" means calendar days unless otherwise stated.

     1.14 The term "Legal Requirements" means any and all requirements of law, code, permit, regulation, rule, order, judgment, decree, ordinance, or provision of any federal, state, or local government, agency, authority, or court pertaining to the Work, the Project, or the Contract.


ARTICLE 2. SUBCONTRACTOR'S CONTRACT DOCUMENTS


2.1
              The Contract Documents are complementary and are intended to include and imply all items required for the proper execution and completion of the Work. Any item of Work mentioned in the Specifications and not shown on the Drawings, or shown on the Drawings and not mentioned in the Specifications, shall be provided as if shown and mentioned in both.

2.2
              The Drawings and Specifications are to be treated by Subcontractor as "scope" documents which indicate the general scope of the Project in terms of the architectural design concept, the overall dimensions, the type of structural, mechanical, electrical, utility, and other systems, and an outline of major architectural elements. As "scope" documents, the Drawings and Specifications do not necessarily indicate or describe all items required for the full performance and proper completion of the Work. The Contract is let with the understanding that Subcontractor is to furnish for the Contract Price all items required for proper completion of the Work. Subsequent Drawings and Specifications which may more completely detail certain requirements of the Work may be issued, at the option of the Architect/Engineer, for the purpose of construction, but there is no obligation to issue such additional documents.

2.3
              The Work shall be first class and be in accordance with the best standards of the construction industry in the city where the Project is located. Subcontractor shall be responsible for providing a sufficient quantity of materials, parts and equipment for installation of all items of the Work indicated, described or reasonably inferable from the Contract Documents.

2.4
The Specifications generally describe Work which cannot be readily indicated on the Drawings, such as types, qualities and methods of installation for materials and equipment. It is not intended to describe every item of Work in the Specifications which can be shown on the Drawings nor to show on the Drawings all items of Work which can be described in the Specifications even if such items are of such nature that they could have been shown on the Drawings or described in the Specifications. All materials and labor for the Work which are shown on the Drawings or described in the Specifications or are inferable therefrom as necessary to produce a finished job shall be provided by Subcontractor.

2.5
              The   Specifications   are  separated  into  titled  sections  for
convenience only and not to suggest the trade or craft involved.

2.6
              Where "as shown", "as indicated", "as detailed" or words of similar import are used, reference is made to the Drawings unless otherwise stated. Where "as directed", "as required", "as permitted", "as authorized", or words of similar import are used, the direction, requirement, permission, authorization, approval, acceptance or selection by Contractor is intended unless otherwise stated. "Provide" means "provide complete in place', that is, furnish and install, ready for operation and use.

2.7
              Any reference to standard specifications of a society, institute, association or governmental authority is a reference to the standard specifications of such organization that are in effect at the date of Subcontractor's bid. If such standard specifications are revised prior to completion of any part of the Work to which such revision would pertain, Subcontractor may, if acceptable to Contractor, perform such work in accordance with the revised standard specifications.

2.8
              The standard specifications referred to above, except as modified in the Specifications, shall have full force and effect as though printed in the Specifications. The manufacturers and trades involved are assumed to be familiar with such standard specifications. Architect/Engineer will furnish, on request, information as to how copies of standard specifications may be obtained.

2.9
In the event there is a discrepancy between the various Contract Documents, the following order of priority will be used:

               2.91 Exhibits to the Subcontract Agreement; however, nothing in Exhibit B shall vary the Drawings and Specifications and/or the General Conditions unless and to the extent that it is explicitly stated in Exhibit B that the Drawings and Specifications and/or the General Conditions are varied;

               2.9.2     Subcontract Agreement;

               2.9.3     General Conditions;

               2.9.4     Drawings and Specifications;

               2.9.5 If the discrepancy is between the Drawings and the Specifications, or within the Specifications, or within the Drawings, then the discrepancy shall be submitted to Contractor. The general rule for interpretation will be that the discrepancy will be resolved in favor of providing the better quality or greater quantity of work and/or materials. The decision of Contractor as to which of the conflicting requirements shall govern shall be final, and Subcontractor shall perform the Work in accordance with such decision and without any change in the Contract Price. Contractor may solicit the advice of Architect/Engineer under Paragraph 3.2 hereof.

     2.10 Dimensions shall not be determined by scale or rule. Figured dimensions shall be followed. If figured dimensions are lacking, they shall be supplied by Architect/Engineer on Subcontractor's request made to the Contractor. Subcontractor is responsible for coordinating the Drawings and Specifications with field conditions and reporting to Contractor and Architect/Engineer any discrepancies.

2.11
              All copies of Drawings and Specifications are the property of Owner and Developer and are not to be used on any other projects. The Drawings and Specifications are to be returned to Contractor on its request. Drawings, specifications, and other design documents prepared by the Architect/Engineer and copies thereof furnished to the Subcontractor, are for use solely with respect to this Project. They are not to be used by Subcontractor on other projects or for additions to this Project outside the scope of the Work without the prior written consent of Contractor and Developer.

2.12
Subcontractor  shall take field  measurements  and verify field  conditions  and compare such field measurements and field conditions with the Plans and Specifications before activities are commenced. Errors, inconsistencies or omissions discovered are to be reported to Contractor at once. Any work done by the Subcontractor with respect to any portion of the Work affected by such error, discrepancy, conflict, misunderstanding, or variance will be at Subcontractor 5 own risk and Subcontractor shall bear all costs and loss arising therefrom. Nothing in this paragraph shall modify or compromise any warranties and representatives made by Subcontractor in the Contract Documents.



     ARTICLE  3,  ARCHJTECT/ENGINEER:   COMMUNICATION  COVERING  UNCOVERING  THE
WORK/CUTTING AND PATCHING

     3.1 NEITHER ARCHITECT/ENGINEER NOR CONTRACTOR. OWNER OR DEVELOPER SHALL BE RFSPONSTBLF FOR: CONSTRUCTION MEANS METHODS TECHN'OUES SEOUENCES OR PROCEDL'RFS OF SUBCONTRACTOR: SAFETY PRECAUTIONS AND PROGRAMS OF ST;BCONTRACTOR THE ACTS OR OMISSIONS OF SUBCONTRACTOR OR THE FAILURE OF SUBCONTRACTOR TO CARRY OUT THE WORK IN ACCORDANCE WITH THE CONTRACT DOCUMENTS

     3.2 Unless Developer otherwise determines, Architect/Engineer shall be, in the first instance, the interpreter of the Drawings and Specifications, excluding discrepancies therein (which are governed by Paragraph 2.9.5).

     3.3 If any Work has been covered contrary to the requirements of the Contract Documents or to the specific instructions of Developer, Architect/Engineer or Contractor before such Work has been observed by them, such Work shall, upon request of Contractor, promptly be uncovered for observation and/or testing at Subcontractor's sole cost and expense, and if found not to be in accordance with the Contract Documents, be replaced and recovered at Subcontractor's sole cost and expense.

     3.4 If any Work has been covered which has not been required by the Contract Documents or by specific instruction by Developer, Architect/Engineer or Contractor to be observed by Developer, Architect/Engineer or Contractor prior to being covered, Contractor or Developer may request to see the Work in question and it shall be uncovered promptly by Subcontractor as directed. If such Work is found to be in accordance with the requirements of the Contract Documents? Subcontractor shall be reimbursed by Developer for the cost of such uncovering and recovering. If such Work is found not to be in accordance with the Contract Documents, the cost of uncovering, replacement and recovering shall be at the expense of Subcontractor.

     3.5 Upon request of Contractor, Subcontractor shall place its engineering personnel (or such engineering or consulting firm as Subcontractor may have engaged in connection with the Work) at Architect/Engineer's, Developer's and/or Contractor's disposal for checking the Work. When layouts of the Project site or Work are to be made, Subcontractor shall notify Architect/Engineer in reasonably sufficient time so that Architect/Engineer may be present.

     3.6   Architect/Engineer   is  not   authorized  to  make  any  changes  or
modifications in the Contract Documents except for written revisions of the Drawings and Specifications approved by Developer.

     3.7 Subcontractor shall be responsible for all cutting and patching, as approved by Architect/Engineer or Contractor, necessary for the installation of the Work. If Subcontractor, as part of the Work, is responsible for placing sleeves and/or hangers and they are not placed in time or are improperly placed, Subcontractor shall be responsible at its expense for all resulting forming, drilling, and other corrective work required to be done to the Work and to Other Work, including patching.

     All cutting, fitting, patching and drilling by Subcontractor shall be done promptly and so as to leave the Work and other Work in conditions and appearance acceptable to Developer.

     3.9 Structural members shall not be cut except by written authorization and pursuant to direction of Architect/Engineer.

     3.10 Permission to patch and/or repair any areas or items of Work and Other Work shall not constitute a waiver of Developer's right to require complete removal and replacement of said areas or items of Work and/or Other Work, if, in Developer's opinion, said patching or repair does not satisfactorily restore the required quality and appearance of the Work and/or Other Work.

     3.11 All communications between (i) Architect/Engineer and Subcontractor and (ii) between Developer and Subcontractor shall be through Contractor.



                                ARTICLE 4. ACCESS

     Developer, Architect/Engineer and Contractor, upon request, promptly shall have access to the Work, whether at the Project, in storage or in manufacture or preparation. Subcontractor shall provide proper and safe facilities for such access and for inspection at the Project site, at the place of storage or elsewhere.



                   ARTICLE 5. SUBCONTRACTOR1S RESPONSIBILITIES

Subcontractor agrees, in addition to all other responsibilities and duties under the Contract:

     5.1 To carefully study and compare, one with the other, all Drawings, Specifications and other instructions and at once report in writing to Contractor any error or omission (including variance from any Legal Requirements); and to subsequently proceed with the Work in accordance with instructions from Contractor concerning such error, omission, or variance.

     5.2 To use all necessary means to discover and to notify Contractor in writing of any defect in Other Work upon which the satisfactory performance of the Work may depend, and to allow a reasonable amount of time for remedying such defects. If Subcontractor should proceed with the Work, Subcontractor shall be considered to have accepted and be responsible for such Other Work unless over Subcontractor's written objection, Subcontractor shall have proceeded pursuant to written instructions from Contractor.

     5.3 To submit to Contractor promptly upon its request, information with respect to the names, responsibilities and titles of the principal members of Subcontractor's staff.

     5.4 To furnish, at Subcontractor's expense, sufficient temporary facilities and shanties, material storage rooms, field offices, etc., which shall be placed in locations designated by Contractor. When it becomes necessary, due to the progress of the Project, for Subcontractor to relocate such facilities, shanties, rooms, and/or offices, Subcontractor will do so in an expeditious manner and at no additional cost. Shanties, storage rooms, field offices, etc., shall be equipped with fire extinguishers and shall be of fireproof material only, such as concrete, gypsum block, rated drywall, or sheet metal.

     5.5 To pay: Contractor's charges for hoisting; costs of repair to Other Work attributable, in whole or in part, to the fault or negligence of Subcontractor; and Contractor's charges for removal of rubbish attributed by Contractor to Subcontractor, and any cleanup related to Subcontractor or the Work.

     5.6 To comply with all Legal Requirements; to appear at hearings, proceedings or in court in respect of such compliance or in respect of violations or claimed violations of Legal Requirements; to pay any fines or penalties imposed for said violations; and to pay all legal fees, fines and penalties incurred by or imposed upon Owner, Developer, Contractor and Other Subcontractors relating to Subcontractor's compliance. violations or claimed violations. Without limiting the foregoing, Subcontractor will appear at hearings, proceedings and/or in court and consent to its substitution as a party defendant in respect of all summonses and claimed violations arising Out of or relating to the Work.

     Not to display on or about the Project site any sign, trademark or other advertisement.

     5.8 That before any subcontractor or supplier is employed by Subcontractor, the name of such subcontractor or supplier shall be submitted in writing to Contractor, and no subcontractor or supplier shall be employed unless acceptable to Contractor. Each subcontractor and supplier shall be bound by all Contract Documents to the same extent and with the same effect as if the subcontractor or supplier were the Subcontractor. Subcontractor shall cause subcontractors and suppliers to comply with all the Contract Documents. Subcontractor shall be responsible for all the acts, omissions, work, material and equipment of its subcontractors and suppliers and all persons either directly or indirectly employed by any of them.

     5.9 That in the event of any dispute as to whether any item or portion of the Project work is within the scope of the Work to be performed by Subcontractor or any dispute as to whether Subcontractor is entitled to an extra payment, Subcontractor shall continue to proceed diligently with the performance of the Work, the Contract, and the disputed Work. The resolution, by agreement or otherwise, of the disputed Work, shall be made between Subcontractor and Contractor with reasonable promptness, subject to and on condition that Developer thereafter confirms the resolution and agrees to be liable for and pay Subcontractor the amount of any agreed-upon extra payment. In no event shall delay in such resolution excuse prompt performance by Subcontractor of the Work, the Contract, and the disputed work.

     5.10 To: (i) furnish a competent and adequate staff and use its best skill and attention for the proper administration, coordination, supervision and superintendent of the Work; (ii) organize the procurement of all materials and equipment so that they will be available at the time they are needed for the Work; (iii) keep an adequate force of skilled workers on the job to complete the Work in strict accordance with all requirements of the Contract Documents; (iv) maintain throughout the duration of the Work a competent superintendent and any necessary assistants, all of whom shall be acceptable to Contractor and shall not be changed without the consent of the Contractor; (v) enforce discipline and order among Subcontractor's employees and not to employ at the Project any unfit person or anyone not skilled in the task assigned; (vi) provide supervision by experts in all aspects of the application of the materials, equipment or system being fabricated and installed; and (vii) submit to Contractor the names, responsibilities and titles of the principal members of Subcontractor's staff.

     5.11 That directions given to Subcontractor's superintendent shall be binding upon Subcontractor.

     5.12 Not to assign nor sublet the Contract as a whole, not to assign any monies due or to become due under the Contract, without the prior written consent of Contractor. Any such assignment or subletting of the Contract or of monies due under the Contract without the prior written consent of Contractor shall be void, and the purported assignee shall acquire no rights in, under or to the Contract or monies.

     5.13 To afford Other Subcontractors reasonable opportunity for introduction and storage of their materials and for the execution of Other Work.

     5.14 To give all notices and comply with all Legal Requirements relating to the terms and conditions of employment of any employee who is employed in connection with the Work, including, without limitation, the applicable provisions of the Fair Labor Standards Act, the Fair Employment Practices Law and the Equal Pay Act.

     5o15 Not to discriminate against any employee who is employed in connection with the Work or applicant for such employment because of age, race, creed, color, sex, affection preference, ancestry, marital status, religion or national origin. Subcontractor shall take affirmative action and cause all of its respective subcontractors to take affirmative action to afford equal employment opportunities without discrimination because of age, race, creed, color, sex, affectional preference, ancestry, marital status, religion or national origin. Such action shall be taken with reference to, but not be limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff, termination, rates of pay and other forms of compensation, and selection for training, including apprenticeship and on-the-job training.

     5.16 To  comply  with  all  plans,  guidelines  and  policy  determinations relating  to the  employment  of  minority  groups,  established  by any  public
authority,   trade  association,   or  any  other  organization   designated  by
Contractor.

     5.17 To obtain and pay for all permits, licenses, governmental fees and certificates of inspection necessary for the prosecution and completion of the Work.

     5.18 That if any Work is performed which is contrary to Legal Requirements, to promptly make all changes as required and take all other corrective action to comply therewith and pay all costs arising therefrom.

     5.19 Subcontractor acknowledges and agrees that pursuant to the tax exempt status of the Project, no amount of New York State sales or use taxes will be included in the contract price for any goods and/or property that will become an integral component of the Work. Subcontractor shall pay, whenever assessed, all applicable federal, and local taxes on all materials, labor or services furnished by or through Subcontractor and all taxes arising out of Subcontractor's operations, which may be imposed upon or be collected from Owner, Developer or Contractor or become a lien against the Project as a result of or arising out of the Work. Such taxes shall include, but not be limited to, occupational, sales, use, excise, old age, employee, lease, benefit and unemployment taxes, customs duties and all income, franchise, license and other taxes now in force or hereafter enacted.

     5.20  To pay  all  royalties  and  license  fees  applicable  to the  Work.
Subcontractor shall defend, indemnify and hold Owner, Developer, Architect/Engineer and Contractor harmless of, from and against any and all suits, demands and claims for infringement of any patent rights except to the extent that a particular design, process or product is specified in the Contract Documents. The foregoing exception shall be inapplicable if Subcontractor had or should have had reason to believe the design, process, or product infringed upon a patent, and failed to give written notification to Contractor of same.

     5.21 That any review or consideration by Developer, Architect/Engineer, or Contractor of any method of construction, invention, appliance, process, article, device or material of any kind shall be for its general adequacy for the Work and shall not be an approval for the use thereof by Subcontractor in violation of any patent or other rights of any third person.

     5.22 That if any provision of the Contract Documents conflicts with any agreement among members of a trade association, or with a union or labor council which regulates the work to be performed by a particular trade, to reconcile such conflict without delay or damage to Developer or to Contractor. In the event the progress of the Work is delayed by such conflict, Contractor may require that other material or equipment of equal or better kind and quality be provided at no additional cost to Developer. This right of substitution shall not limit other rights which Developer may have concerning such delay.

     5.23 To employ labor that is compatible with the labor of Other Subcontractors; to take all steps necessary to avoid labor disputes; and to be responsible for any delays and damages to Owner or Developer caused by such disputes.

     5.24 The Subcontractor shall confirm operations at the site to areas permitted by law, ordinances, permits and the Contract Documents, and as set forth in the Special Conditions to the Subcontract shall not unreasonably encumber the site with materials and equipment. The Subcontractor shall not perform any portion of the Work outside the areas of the Project Site owned or controlled by Developer, Owner or designated as part of the Project Site in the Contract Documents unless Subcontractor gives thirty (30) days advance written notice to Contractor, and Developer is able to obtain permission from the appropriate parties to proceed with the Work or to permit access pursuant to Developer's agreements with the owners and/or tenants of said areas. Any work permitted outside of the Site owned by Owner shall be scheduled in a manner as to cause or occasion a minimum of inconvenience or disturbance to or interference with the normal operations of the Owner, abutters and the public. Subcontractor shall prosecute such operations expeditiously and restore the affected area and other areas needed for access to their original conditions immediately upon completion of such operations unless otherwise specified.

     6.1 An Event of Default on the part of Subcontractor shall occur upon the happening of any one or more of the following events:

     6.1.1 a refusal or neglect by Subcontractor to supply a sufficient number of skilled workers, a sufficient quantity of materials of the specified quality, or a sufficient amount of equipment, parts, and Systems of the specified quantity and performance requirement;

     6.1.2 a failure by Subcontractor to prosecute the Work with diligence and promptness;

     6.1.3 an act or omission by Subcontractor which stops, delays, interferes with, or damages the Work or any Other Work;

     6.1.4 any other failure by Subcontractor to perform any other terms and conditions of the Contract;

     6.1.5 a determination by Contractor that the Work or any portion of the Work is not being performed in accordance with the Contract;

     6.1.6 the filing by or against Subcontractor of a petition under the Bankruptcy Code or for other debtor or insolvency relief;

     6.1.7 the filing by or against Subcontractor of proceedings in furtherance of liquidation or dissolution;

     6.1.8 the acknowledgment by Subcontractor of insolvency;

     6.1.9 a determination by Contractor that Subcontractor has been acting or failing to act in a manner that evidences financial difficulties on the part of Subcontractor; and/or

     6.1.10 the failure to pay any subcontractor monies which Subcontractor has been paid by Contractor.

     6.2 Upon the happening of an Event of Default, Contractor shall have the rights, in addition to any other rights and remedies provided by the Contract or by law, after five (5) days written notice from Contractor to Subcontractor mailed, delivered, or telegraphed to the last known address of Subcontractor, or after such shorter period, with or without notice, as may be deemed by Contractor to be appropriate under the circumstances, to:

     6.2.1 cause to be performed or furnished, at Subcontractor's expense, such labor and equipment, parts, systems and materials, and/or to incur at Subcontractor's expense such other expenses (including, but not limited to, legal fees) in respect of the Work and/or Event of Default as may be necessary, or deemed by Contractor to be advisable, and to deduct the said expenses from monies, if any, due or to become due to Subcontractor; and/or

     6.2.2 terminate the Project activities but not necessarily the Contract) of Subcontractor for all or any portion of the Work, enter upon the Project site, and take possession, for the purpose of completing the Work, of all materials, equipment, scaffolds, tools, shanties, facilities, in appliances and other items, all of which Subcontractor hereby transfers, assigns and sets over to Contractor for such purpose; and/or

     6.2.3 employ, at Subcontractor's expense, any person, firm, corporation or Other Subcontractor to complete the Work, and provide at Subcontractor's expense all labor, Services, materials, equipment and other items required therefor; and/or


     6.2.4 terminate the Contract and proceed, at Subcontractor's expense as in Subparagraphs 6.2.1, 6.2.2 and/or 6.2.3.

     6.3 Upon the happening of an Event of Default and to effectuate the provisions of Paragraph 6.2, Contractor may engage Subcontractor's subcontractors and suppliers. Subcontractor shall not be entitled to receive any further payment until the Work shall be wholly completed to the satisfaction of Contractor and Developer and shall have been accepted by Contractor and Developer, at which time, if the unpaid balance, if any, of the Contract Price at the time of Subcontractor's default shall exceed the costs and expenses incurred in completing the Work and curing Subcontractor's default, such excess shall be paid to Subcontractor; but if such costs and expenses shall exceed such unpaid balance, then Subcontractor shall pay the difference to Contractor. Such costs and expenses shall include not only the cost of completing the Work to the satisfaction of the Contractor and Developer and of performing and furnishing all labor, services, materials, equipment and other items required therefor, but also all losses, damages, costs and expenses, whether direct or consequential, including, without limitation, legal fees and disbursements, sustained, incurred or suffered or to be sustained, incurred or suffered by Owner, Developer and/or Contractor by reason of or resulting from the Event of Default.

     6.4 In addition to all other rights which Contractor has under the Contract Documents, Contractor ~hal1 have the right to stop the Work upon the occurrence of an Event of Default. Contractor's right to stop the Work is in addition to any and all other remedies available to Contractor and does not give rise to any duty to exercise this right for the benefit of the Subcontractor or any other person or entity.

     6.5 Without limitation, an Event of Default shall not be deemed waived or discharged by:

     6.5.1 action taken or not taken by Contractor or Developer in respect of the occurrence giving rise to an Event of Default; and/or

     6.5.2 course of dealing by Contractor; and/or

     6.5.3 delay on the part of Contractor in exercising any right under the Contract; and/or

     6.5.4 payment to Subcontractor; and/or

     6.5.5 inspection, testing, or approval by Developer, Architect, Engineer, or Contractor of any portion of the Work.



                  ARTICLE 7. LEGAL REQUIREMENT/SIMILAR MATTERS

     13 7.1 Subcontractor shall comply with, and cooperate with Other Subcontractors, Contractor, Architect/Engineer, and/or Developer in complying with Legal Requirements, including but not limited to OSHA requirements. Among other things, Subcontractor shall be responsible for performing corrective work within abatement periods, appealing from decisions or orders, requesting extensions on abatement periods, and furnishing such information or evidentiary material as may be necessary or as may be requested by Contractor to fully protect the rights and interests of Owner, Developer, Architect/Engineer, and Contractor with respect to possible, threatened or pending proceedings or orders.

     7.2 Without limitation, Subcontractor shall indemnify Owner, Developer and/or Contractor pursuant to Article 11 hereof in respect of Paragraph 7.1 and the responsibilities of Subcontractor specified in Paragraphs 5.6, 5.14, 5.15, 5.16, 5.17,5.18, 5.19 and 5.20 pertaining to Legal Requirements.



               ARTICLE 8. BUILDINGS MATERIALS/EQUIPMENT PROCESSES

     8.1 Unless otherwise specified, all materials and equipment that are part of the Work shall be new and shall be of the quality required by the Contract Documents. Subcontractor shall, upon request of Contractor, furnish satisfactory evidence as to kind and quality of all materials and equipment. All workmanship shall be of such quality as will result in first class work in accordance with the Contract Documents.

     8.2 Any work, materials or equipment which do not conform to the Contract Documents may be rejected by Contractor, in which case they shall be replaced by Subcontractor at its expense.

     8.3 When work or more products are specified for an item of Work, any one is acceptable and the choice is left to Subcontractor. When only one product is specified and the term "or equal is used in connection with the product, Subcontractor may offer a substitute product, which will completely accomplish the purpose of the specified product, and be subject to approval by Contractor and Architect/Engineer.

     8.4 Requests for permission to substitute a product, material or process for that specified in the Contract Documents must be accompanied by evidence that the proposed substitution: (i) is equal in quality and serviceability to the specified item; (ii) will not entail changes in detail and construction of Other Work; (iii) will be acceptable to the Architect/Engineer in achieving design and artistic intent; and (iv) will not result in a cost disadvantage. Subcontractor shall furnish with such request such drawings, specifications, samples, performance data and other information as may be required to assist in determining whether the proposed substitution is acceptable. The burden of proof of acceptability shall be upon Subcontractor. If an approved substitution affects Other Work or otherwise necessitates any redesign, Subcontractor shall pay all costs thereof.

     8.5 Subcontractor shall prepare and submit lists, in triplicate, to Contractor of all manufactured or fabricated products proposed for the Work. Such lists shall include such information on materials, equipment and fixtures as may be required by Contractor for preliminary approval. Approval of such lists shall not be construed as a substitute for the shop drawings, manufacturer's descriptive data and samples which are required by the Contract Documents, but rather as a base from which more detailed submittals shall be developed for final approval by Contractor.

     8.6 Manufacturers' nameplates shall not be permanently attached to ornamental and miscellaneous metal work, doors, frames, millwork, exposed surfaces and other fabricated or manufactured products to be placed in finished spaces if, in Contractor's opinion, the nameplates would be objectionable. The preceding sentence does not apply to Underwriters' labels where required, nor to manufacturers' name and rating plates on mechanical and electrical equipment.

     8.7 Each major component of mechanical and electrical equipment shall have the manufacturer's name, address, model number and rating on a plate securely affixed in a conspicuous place, as required in the mechanical and electrical sections of the Specifications.

     8.8 In case of any differences or conflicts between the requirements of the manufacturer's instructions or specifications and the requirements of the technical sections of the Specifications, the instructions or specifications having the more detailed and precise requirements specifically applicable to the Work, as determined by Architect/Engineer, shall govern.



                         ARTICLE 9. TESTTNG/TNSPECTIONS

     9.1 Developeror Contractor may, but shall not be obligated to, retain the services of testing laboratories, agencies, and/or professional engineers to perform the tests (including control balancing and adjusting) and make the required inspections and reports specified in the Contract Documents or deemed necessary in case of questioned items. Such testing laboratories, agencies and/or professional engineers shall conduct and interpret the tests. A copy of each test report deemed necessary in case of questioned items shall, at Contractor's option, be made available to Subcontractor.

     9.2 Subcontractor shall furnish samples of all materials and component parts to be used as test specimens. Subcontractor shall furnish labor and facilities at the Project site as necessary in connection with testing and inspection services.

     9.3 Except as otherwise specified in other Contract Documents or elsewhere in these General Conditions, Subcontractor shall pay for all laboratory services, tests, testing laboratories, agencies, professional engineers, engineering inspections and reports required by the Contract Documents, the Architect/Engineer, or Contractor. Testing laboratories and professional engineers shall be subject to Contractor's approval.

     9.4 Without limiting the provisions of Paragraph 9.3, the cost of testing laboratories, agencies. and/or engineers for the convenience of Subcontractor in its scheduling and performance of the Work, or related to remedial operations or possible deficiencies shall be borne by Subcontractor.

     9.5 The nature and scope of testing services, agencies and/or inspections performed by laboratories and engineers retained by or on behalf of Developer or Contractor shall be in accordance with Legal Requirements or as otherwise specified in the Contract Documents and shall be consistent with recognized good standards of engineering practice.

     9.6 If, in the performance of any testing, control, balancing, adjusting or similar work to be performed by or on behalf of Subcontractor, it is the opinion of Contractor or Architect/Engineer that Subcontractor has failed to substantiate the ability to perform such Work, Subcontractor shall, at its expense, retain the services of a testing laboratory, agency or service organization which is satisfactory to Contractor and Architect/Engineer for the performance of such work.

     9.7 Contractor may instruct Subcontractor to order special inspection, testing or approval as Contractor deems necessary. If such special inspection or testing reveals a failure of the Work to comply (i) with the requirements of the Contract Documents. or (ii) with Legal Requirements, Subcontractor shall bear all costs of such Developer-directed special inspection, special testing and correction.

     9.8 The observations of or participation by Developer, Architect/Engineer, or Contractor in inspections or tests by persons other than Subcontractor, shall not relieve Subcontractor from its obligations to perform the Work in accordance with the Contract Documents.

     9.9 If the Specifications or any Legal Requirements require any portion of the Work to be specifically tested or reviewed, Subcontractor shall give Contractor timely written notice of such test or review.



                             ARTICLE 10. GUAR~~~TFFS

     10.1 Subcontractor guarantees to Owner, Developer and Contractor all Work against defects in materials and workmanship and for conformity with the Contract Documents for a period equal to the greater of: one (1) year from the date of Project completion; such period as may be specified in other Contract Documents; or such period as may be specified by Legal Requirements. If any part of the Work is found after Project completion not to comply with the Contract Documents, the guarantee period thereon shall commence on the date such part of the Work is corrected to comply with the Contract Documents.

     10.2 Subcontractor promptly shall, after receipt of written notice, correct any defects in materials, equipment and workmanship which may develop within the guarantee period, and also correct and/or repair and/or replace any damage to Other Work or the Owner's property caused by defective materials, equipment or workmanship and the repairing of same.

     10.3 The foregoing guarantee and obligations shall not deprive Contractor of any action, right or remedy otherwise available for breach of any of the provisions of the Contract Documents. The periods referred to above shall not be construed as a limitation on the time in which Contractor may pursue such other action, right or remedy.

     10.4 Satisfaction of the aforementioned guarantee obligations shall be deemed to be a material component of Subcontractor's contractual obligation to perform the Work. The Contract shall not be deemed to be duly performed until all guarantee obligations hereunder are satisfied. Performance bonds required of Subcontractor shall include the performance of guarantee obligations and shall not contain clauses limiting the time to sue upon said bonds to less than the applicable guarantee period.



                           ARTICLE 11. INDEMNIFICATION

     11.1 To the maximum extent permitted by law, Subcontractor hereby assumes the entire responsibility and liability for any and all damage (direct or consequential) and injury (including death), of any kind or nature whatsoever. to all persons, whether or not employees of Subcontractor, and to all property and business or businesses, caused by, resulting from, arising out of, or occurring in connection with (i) the Work; (Ii) the performance or intended performance of the Work; (iii) the performance or failure to perform the Contract; or (iv) any occurrence which happens in or about the area where the Work is being performed by Subcontractor, either directly or through a subcontractor, or while any of Subcontractor's property, equipment or personnel is in or about said area

     11.2 Except to the extent, if any, expressly prohibited by law, should any such damage or injury referred to in Paragraph 11 1 be sustained, suffered, or incurred by Owner, Developer, Architect/Engineer, or Contractor or should any claim for such damage or injury be made or asserted against any of them, including any alleged breach of any statutory duty or obligation on the part of Owner, Developer, Architect/Engineer or Contractor, Subcontractor shall indemnify and hold harmless Owner, Developer, Architect/Engineer and Contractor, their officers, agents, partners, employees, affiliates and subsidiaries hereinafter collectively referred to as ~Indemnitees~), of, from and against any and all such damages, injuries, and claims and further, from and against any and all other loss, cost, expense, and liability, including without limitation. legal fees and disbursements, that any Indemnitee may directly or indirectly sustain, suffer or incur as a result of such damages, injuries and claims; and Subcontractor agrees to assume, on behalf of any and all Indemnitees the defense (with counsel satisfactory to the party indemnified) of any action at law or in equity, or other legal proceeding, which may be brought against any Indemnitee upon or by reason of such damage, injury, or claim and to pay on behalf of every Indemnitee, the amount of any judgment, decree, award, or order that may be entered against each said Indemnitee in any such action or proceeding. In the event that any such claim, loss, cost, expense, liability, damage or injury is sustained, suffered, or incurred by, or is made, asserted or threatened against any Indemnitee, Contractor shall, in addition to all other rights and remedies, have the right to withhold from any payments due and to become due to Subcontractor an amount sufficient in Contractor's judgment to protect and indemnify the Indemnitee from and against any and all such claim, loss, cost, expense, liability, damage or injury, including legal fees and disbursements; or Contractor, in its discretion, may require Subcontractor to furnish a surety bond satisfactory to Contractor guaranteeing such protection, which bond shall be furnished by Subcontractor within five (5) days after written demand has been made therefor. In the event more than one Subcontractor is connected with an event or occurrence (or a series of events or occurrences) covered by this indemnification, then all such Subcontractors shall be jointly and severally responsible to the Indemnitees, and the ultimate responsibility among such indemnifying Subcontractors shall be settled or otherwise determined by separate proceedings and without loss, expense, or damage to any Indenmitee.

     11.3 Nothing in Article 11 shall be construed to require any indemnification which would make Article 11 void or unenforceable or to eliminate or reduce any indemnification or rights which any Indemnitee or Subcontractor has by law. In the event that any term, paragraph or provision of
Article 11 is found void or unenforceable, it shall not thereby invalidate or be construed to invalidate any other term, paragraph or provision contained in
Article it or elsewhere in this Contract, all of which shall remain in full force and effect.



                           ARTICLE 12. INSURANCE/BONDS

     12.1 The terms and conditions of insurance to be provided by Subcontractor are described in the Insurance Exhibit attached to the Subcontract Agreement. Neither Owner, Developer, nor Contractor, nor their agents, employees or assigns, shall be liable to Subcontractor or its agents, employees or assigns for any loss or damage covered by the insurance policies described in the aforementioned Insurance Exhibit.


     12.2 Irrespective of whether Subcontractor is required to provide performance, labor, and material surety bonds under the terms of the Subcontract Agreement, Contractor shall have the right from time to time during the course of the Work, and upon written recommendation of Contractor's legal counsel, to require Subcontractor to furnish bonds for one hundred percent (100%) of the Contract Price (with sureties and in form and amount acceptable to Developer and Contractor) covering the faithfull performance of the Contract and the payment of all obligations arising thereunder. Such bonds shall be furnished within ten
(10) days after Subcontractor has been given written notice of such requirement by Contractor.

     12.3 If an action for bodily injury and/or property damage is commenced against Owner and/or Developer or Contractor, which in the opinion of Contractor's counsel or insurance coordinator is covered by the indemnity provisions of Article 11, Subcontractor shall. upon Contractor's written request, promptly cause Subcontractor's insurance carrier to have its attorneys appear timely in the action on behalf of Owner and/or Developer or Contractor and provide the defense of Developer and/or Owner or Contractor.



     ARTICLE 13. TIME IS OF THE ESSENCE / SUBCONTRACTOR'S PROSECUTION OF THE WORK/DELAY/OVERTIME

     13.1 TIME IS OF THE ESSENCE / SUBCONTRACTOR'S PROSECUTION OF THE WORK. Subcontractor shall be responsible for all direct, incidental, and consequential damages to Owner, Developer and to Contractor arising from any delay of Subcontractor, its subcontractors and suppliers, in performing or completing the Work in accordance with the time requirements of Paragraph 13.2 hereof. The indemnity provisions of Article II are applicable to such damages and to claims arising in respect thereto.

     13.2 Subcontractor shall do all things necessary to ensure the prosecution of the Work in accordance with any one or more of the following as determined by Contractor in its absolute and sole discretion:

     13.2.1 Project schedules and revisions thereof, given from time to time by Contractor to Subcontractor;

     13.2.2 the time  requirements  for  various  portions  of Work,  which said
requirements   are  made  known  from  time  to  time  by  Contractor  or  Other
Subcontractors to Subcontractor;

     13.2.3 the requirements of the Project including. but not limited to, coordination requirements as may from time to time be known to Subcontractor or be made known by Contractor or Other Subcontractors to Subcontractor;

     13.2.4 schedules of the Work provided by Subcontractor to Contractor upon Contractor's request.

     13.3 Should the progress of the Work and/or Other Work be delayed by any fault, neglect, act, or failure to act of Subcontractor or any of its subcontractors or suppliers so as to cause any additional cost, expense, liability or damage to Owner and/or Developer and Contractor or for which Owner and/or Developer or Contractor may become liable, Subcontractor shall hold Contractor harmless from and indemnify Contractor against all such additional cost, expense, liability or damage in accordance with the provisions of Article 11.

     13.4 The Work shall be performed during regular working hours, except that in the event of emergency or when necessary to perform the Work in accordance with the requirements of Paragraph 13.2, Work shall be performed at Subcontractor's cost and expense (including Contractor's standby and other general conditions costs) on night shifts. overtime, Saturdays, Sundays, Holidays and at other rimes, if permission to do so has been obtained in writing from Contractor. Without limiting the requirements of the preceding sentence, if the progress of the Work or of the Project has been delayed by any fault, neglect, act, or failure to act of Subcontractor or any of its subcontractors or suppliers, Subcontractor shall work such overtime, at Subcontractor's cost and expense as aforesaid, as Contractor shall deem necessary or desirable to make up for all time lost and to avoid delay in the completion of the Work and of the Project. The failure by Contractor to direct Subcontractor to engage in such overtime work shall not relieve Subcontractor of the consequences of its delay.

     13.5  Subcontractor   shall  commence  the  Work  upon  written  notice  by
Contractor.

     13.6 Contractor may direct acceleration of the Work in order that it may be performed in advance of the schedules, time requirements and Project requirements described in Paragraph 13.2 hereof. If so directed, Subcontractor shall increase its staff and/or work overtime. Subcontractor will not be entitled to additional compensation for work performed outside of regular working hours, except as authorized in writing by Contractor. Provided that Subcontractor is not in default under the Contract, and Contractor has issued the aforesaid authorization, there shall be added to the Contract Price an actual out-of~pocket amount equal to : (i) additional wages actually paid, at rates which have been approved by Contractor; (ii) taxes imposed by law on such additional wages; (iii) premiums for worker's compensation and liability insurance if required to be paid on such additional wages.

     WRITTEN AUTHORIZATION FOR OVERTIME WHICH EXCEEDS $500.00 IN ANY ONE WEEK SHALL BE INVALID UNLESS CONFIRMED IN WRITING BY Contractor's PROJECT MANAGER IT BEING UNDFRSTOOD THAT CONTRACTOR'S ON-Sit SUPERINTENDENT SHALL ~OT HAVE AUTHORITY TO AUTHORTZE SUCH OVERTIME WHTCH EXCEEDS 5500 go IN ANY ONE WEEK



                      ARTICLE 14. SHOP DRAWINGS AND SAMPLES

     14.1 The term "shop drawings" means: fabrication, erection, layout and setting drawings; manufacturers standard drawings; schedules; descriptive literature, catalogs and brochures; performance and test data; and all other drawings and descriptive data pertaining to materials, equipment, systems and methods of construction as may be required to show that the materials, equipment, systems, and methods of construction and the position thereof conform to the requirements of the Contract Documents. The term "manufactured" applies to standard units usually mass produced, and the term "fabricated" applies to items specifically assembled or made out of selected materials to meet individual design requirements. Shop drawings shall establish the actual detail of all manufactured or fabricated items; indicate proper relation to adjoining work; amplify design details in proper relation to physical spaces in the structure; and incorporate minor changes of design or construction to suit actual conditions.

14.2
The term samples" means natural materials, fabricated items, equipment, devices, appliances or parts specified in the Contract Documents, and any other samples as may be required by Architect/Engineer to determine whether the kind, quality, construction, workmanship, finish, color and other characteristics of the materials etc., proposed by Subcontractor conform to the required characteristics of the various portions of the Work.

     14.3 Subcontractor shall promptly submit all shop drawings and samples as to cause no delay in the Work and Other Work. Subcontractor shall submit all shop drawings and samples through Contractor for Architect/Engineer's review. Review by Architect/Engineer shall not relieve Subcontractor from its responsibility in preparing and submitting adequate and accurate shop drawings and samples. By submitting shop drawings and samples, Subcontractor represents and warrants that it has determined and verified all materials, field measurements, and field construction criteria pertaining thereto, and has checked and coordinated this information with the Work, Other Work and the Contract Documents. Any submission which, in Architect/Engineer's opinion is incomplete, contains numerous errors or has not been checked or only checked superficially, will be returned not reviewed by Architect/Engineer for resubmission by Subcontractor.

     14.4 In reviewing shop drawings, Architect/Engineer need not verify dimensions and field conditions. Architect/Engineer will review shop drawings and samples only for conformance with the design concept of the Work and for general detailing. Architect/Engineer's review shall not be construed as a complete check nor shall it relieve Subcontractor from responsibility for any deficiency that may exist or from any departures or deviations from the requirements of the Contract Documents, unless Subcontractor has, in writing, specifically called Architect/Engineer's attention to each specific deviation at the time of submission. Nor shall Architect/Engineer's review relieve Subcontractor from responsibility for errors in shop drawings; responsibility for proper fitting of the Work, the necessity of furnishing any Work required by the Contract Documents which may not be indicated on shop drawings when reviewed; and the necessity of providing sufficient quantities of items.

     14.5 Shop drawings must be properly identified with the name of the Project and dated. Submission must be accompanied by a letter of transmittal referring to the name of the Project and to the Specification section number for identification of each item, and stating qualifications, departures or deviations, if any, from the Contract Documents. Shop drawings. for each portion of the Work, shall be numbered consecutively and the numbering system shall be retained throughout all revisions. Each drawing shall have a clear space for the stamp of Architect/Engineer.

     14.6 Subcontractor shall submit reproducible sepia transparencies and prints of each shop drawing as requested by Contractor, and such other drawings as required under the various sections of the Specifications until final approval by Architect/Engineer is obtained. Subcontractor shall submit copies in number as requested by Contractor of manufacturers' descriptive data, drawings, and literature for materials, equipment and fixtures, including catalog sheets, showing dimensions, performance characteristics and capacities. wiring diagrams and controls; schedules; and other pertinent information as required or requested.

     14.7 Subcontractor shall make any corrections required by Architect/Engineer and shall resubmit corrected shop drawings or new samples until approved. Subcontractor shall direct specific attention in writing to revisions other than the corrections requested by Architect/Engineer.

     14.8 No portion of the Work requiring a shop drawing or sample submission shall be commenced until the submission has been approved in writing by Architect/Engineer. All such portions of the Work shall be in accordance with Architect/Engineer's approved shop drawings and samples.

     14.9  If  a  considerable  range  of  color,   graining  texture  or  other
characteristic may be anticipated in finished products, a sufficient number of samples of the specified materials shall be furnished by

     Subcontractor to indicate the full range of such characteristics which will be present in the furnished products; and such products delivered or erected without submittal and approval of full range samples shall be subject to rejection. Except for range samples, and unless otherwise called for in the Specifications, samples shall be submitted in duplicate. All samples shall be marked, tagged or otherwise properly identified with the name of Subcontractor, the name of the Project, the purpose for which the samples are submitted and the date, and shall be accompanied by a letter of transmittal containing similar information, together with the Specification section number or drawing number concerning which the sample is submitted.



     ARTICLE  15.   PROTECTION/SAFETY   AND   ACCIDENT   PREVENTION/CONSTRUCTION
PRACTICES AT THE SITE

     15.1 Subcontractor shall continuously protect the Work, Other Work, and the property of Owner and others from damage, injury or loss arising in connection with the Work. Owner and/or Developer or Contractor shall not be responsible for any loss or damage to the Work, however caused, until after final acceptance thereof by Developer, nor shall Owner, Developer or Contractor be responsible for loss of or damage (however caused) to materials, tools, equipment, appliances and other personal property of Subcontractor used in the performance of the Work.

     15.2 Subcontractor shall remove all snow and ice as may be required or requested for the proper protection and prosecution of the Work. Subcontractor shall provide and maintain adequate protection against weather so as to protect the Work from injury or damage.

     15.3 Subcontractor shall employ only methods of construction, erection, hoisting, rigging, forming, scaffolding, and cribbing, and use only tools, structures, etc., at the Project site which conform to OSHA and other Legal Requirements.

     15.4 Subcontractor shall confine its equipment, the storage of materials and the operations of workers to the areas permitted by Legal Requirements or as may be established by Contractor, and shall not unreasonably encumber the Project site with equipment and materials.

     15.5 Subcontractor  shall enforce  Contractor's  instructions and all Legal
Requirements  regarding  signs,   advertisements,   fires,  smoking,   alcoholic
beverages, and the possession of firearms by any person at the Project site.

     15.6 Subcontractor shall prevent dust and smoke from interfering with the normal activities of others.

     15.7 Subcontractor, as necessary for the Work, shall provide flagmen, erect proper barricades and other safeguards, and post danger signs and other warnings as warranted by hazardous and existing conditions.

     15.8 Subcontractor hereby represents that it has fully familiarized itself with the loss prevention, safety and protection clauses of the Special Conditions to the Subcontract; to the full extent stated therein, Subcontractor has responsibility for maintaining a proper and sufficient safety and loss prevention program covering the Work and covering its employees, agents and subcontractors while at the Project site. In the event Contractor institutes a safety and loss prevention program affecting the entire Project, Subcontractor shall comply with such program. Subcontractor shall designate a responsible member of its organization whose duties shall include loss and accident prevention and who shall have the responsibility and full authority to enforce the aforesaid programs. This person shall hold meetings with the representatives of Other Subcontractors to ensure that all workers and subcontractors understand and comply with the programs. Subcontractor shall cooperate fully with Contractor, all insurance carriers, and all loss prevention engineers and their personnel regarding loss and accident prevention. Subcontractor recognizes that its performance of the Subcontract and operations attendant thereto, may necessarily be carried on adjacent to and within the right of-way of the Owner. The tracks within this right of way may be operating tracks, and no changes in operating schedules are contemplated to accommodate Subcontractor's operations.

     15.9 Subcontractor shall promptly report in writing to Contractor and to Subcontractor's insurance carriers all accidents arising out of, or in connection with, the performance of the Work, whether on or off the Project site, which caused death, bodily injury or property damage, giving full details and statements of witnesses. In addition, if death or serious injuries or serious damages are caused, the accident shall be reported to Contractor immediately by telephone or in person.

     15.10 Subcontractor, its subcontractors and suppliers, shall cooperate fully with all interested parties regarding claims handling procedures, and Subcontractor shall cause to be provided such legal defense as is required by the provisions of Paragraph 12.3 hereof.

     15.11 In an emergency affecting life, the Work, Other Work, or Owner's property, Subcontractor, without special instructions or authorization from Contractor, shall take the action necessary to deal adequately with such emergency. Notice of any such action shall be given by Subcontractor to Contractor as soon as is practicable.

     15.12 All areas of the Work shall be maintained by Subcontractor in a neat and orderly condition and free from accumulation of waste materials and rubbish during the entire construction period. crates, cartons, flammable waste materials, and trash shall be removed by Subcontractor from Work areas at the end of each working day to a location directed by Contractor. kept All its

     15.13 Subcontractor shall clean and maintain the Work and the area in which the Work is in progress, as required by the Contract or as directed by Contractor.

     15.14 When directed by Contractor, Subcontractor shall dismantle and remove from the Project site all construction and installation equipment, fences, scaffolding, shanties, surplus materials, rubbish and supplies belonging or attributed to Subcontractor or the Work.



                         ARTICLE 16. CORRECTION OF WORK

     16.1 If Contractor deems it inexpedient to repair damage to property caused by Subcontractor or its subcontractors or suppliers, to correct improper Work, or to insist on completion of uncompleted Work, a deduction from the Contract Price as determined by Contractor shall be made.

     16.2 Subcontractor shall promptly remove and replace all Work rejected by Contractor as falling to conform to the Contract Documents, and Subcontractor shall pay the expense of making good all Other Work destroyed or damaged by such removal or replacement. Contractor to advise if our work is unsatisfactory prior to its being covered or encased as long as Contractor has prior knowledge of such deficiencies.

     16.3 If Subcontractor does not promptly correct or remove and replace rejected Work, Contractor may, at the expense of Subcontractor, correct or remove and replace the rejected Work. This right is in addition to all other rights which Contractor has under the Contract Documents.



               ARTICLE 17. ACCEPTANCE OF THE WORK/EARLY OCCUPANCY

     17.1 The Work will be accepted, after inspection by Architect/Engineer, when, in its, Contractor's opinion, the Work has been completed in accordance with the Contract Documents except for the most minor of adjustments.

     17.2 Before acceptance of the Work, Owner may use or occupy space or spaces in the Project.

     17.3 In the event that, under Paragraph 17.2, Owner desires to use or occupy a portion of the Project prior to completion of the entire Project, Subcontractor shall cooperate with Developer and Contractor in promptly making available for Owner's use so much of the Work as is necessary for the Owner's use or occupancy.

     17.4 In respect of partial occupancy or use under Paragraph 17.2 hereof, Subcontractor shall have no responsibility for increased expenses of operating the building systems that would not have been incurred if there were no such partial occupancy. Owner's use or occupancy of such portion of the Project shall not constitute acceptance of any Work, materials and equipment which are not in accordance with the Contract Documents, nor relieve Subcontractor from its obligations to complete the Work and to remain responsible for loss or damage due to or arising out of defects in, or malfunctioning of any Work, nor relieve Subcontractor from any unfulfilled obligations or responsibilities under the Contract.



                         ARTICLE 18. PAY~IENTS/NO LIFNS

     18.1 CONTRACTOR SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR ANY AMOUNTS DUE OR CLANED TO BE DUE SUBCONTRACTOR FOR ANY REASON WHATSOEVER EXCEPT TO THE EXTENT THAT CONTRACTOR HAS ACTUALLY RECEIVED FUNDS FROM DEVELOPER SPECIFICALLY DESIGNATED FOR DISBURSEMENT TO SUECONT? ACTOR RECEIPT OF THESE FUNDS BY CONTRACTOR SHALL BE A COND~ON PRECEDENT TO SUBCONTRACTOR'S RIGHT TO RECEPIB PAYMENT Subcontractor acknowledges that the Contract Price must be paid from funds to be received by Contractor from Developer. Accordingly, Subcontractor hereby:

     (a) agrees that the Contract Price shall be a non-recourse obligation and that the liability of Contractor shall be limited to any funds actually received by Contractor from the Developer attributable to Subcontractor's Work; and

     waives Subcontractor's rights to assert any claim, demand, right, or cause of action against Contractor for any portion of the Contract Price (unless and to the extent that Contractor actually receives funds from the Developer attributable to Subcontractor's Work).

     Subcontractor agrees that this Section does not merely relate to timing of payment but rather establishes a contingency upon which payment to Subcontractor (or any of its subcontractors) shall rely.

     18.2 Promptly after acceptance of Subcontractor's bid, Subcontractor shall prepare for Contractor's approval a Trade Payment Breakdown showing the values of the various portions of the Work in such detail and with such supporting evidence as Contractor may require. No Application for Payment by Subcontractor will be processed by Contractor until the aforesaid approval has been given.

     18.3 On or before the 20th day of each month during the progress of the Work, Subcontractor shall submit to Contractor an Application for Payment in affidavit form, sworn to by a principal officer of Subcontractor, which shall include the following:

     18.3.1 The names and addresses of all Subcontractor's subcontractors and suppliers;

     18.3.2 The amount of each subcontract or the price of each purchase order for supplies;

     18.3.3 the amount paid to Subcontractor to the date of the Application for Payment;

     18.3.4 the amount requested by Subcontractor on the current Application for Payment;

     18.3.5 the balance that will be due after the payment requested is made;

     18.3.6 any additions to and subtractions from the Contract Price in accordance with the Contract Documents;

     18.3.7 the amount being withheld for retention;

     18.3.8 the percentage of completion of each detailed portion of the Work listed in the Trade Payment Breakdown.

     18.4 Each Application for Payment shall provide for a retention of ten percent (10%) of the amount due until completion of the Work and acceptance thereof by Contractor and Developer. Subcontractor shall furnish with each Application for Payment such documentation, material invoices, evidence of equipment purchases, rentals and other details of cost as Developer, Owner's and/or Developer's construction lender, or Contractor may require from rime to time. With Contractor's approval, an Application for Payment may reflect Work that is expected to be completed by the end of the month to which the Application for Payment is applicable.

     18.5 With each Application for Payment, Subcontractor shall submit to Contractor a duly executed waiver or partial waiver of lien in the form approved by Contractor, and acknowledged under oath by a principal officer of Subcontractor. In addition, Subcontractor shall, with each Application for Payment, furnish an affidavit, in the form approved by Contractor and sworn to by a principal officer of Subcontractor, stating the amount of prior payments to Subcontractor's subcontractors and suppliers in respect of the Project and the amount to be owing and due by Subcontractor to its subcontractors and suppliers through the end of the period covered by the Application for Payment.

     18.6 Payments for stored material shall only be made if Contractor specifically approves in writing. If payments are to be made on account of materials and equipment not incorporated in the Work but delivered and suitably stored at the Project site or at some other location agreed upon by Contractor in writing, such payments shall be conditioned upon submission by Subcontractor of bills of sale and other documents satisfactory to Developer's and/or Owner's construction lender to establish Owner's title to such materials and equipment and to otherwise protect Developer's and/or Owner's interests including applicable insurance and transportation to the Project site.

     18.7 Contractor may decline to approve an Application for Payment in whole or part and/or may decline to make a payment because of evidence of:

     18.7.1 defective Work or material;

     18.7.2 claims filed or evidence indicating probable filing or making of claims;

     18.7.3 failure of Subcontractor to make payments to its subcontractors or to suppliers for labor, services, materials or equipment;

     18.7.4 reasonable doubt that the Work can be completed for the unpaid balance of the Contract Price;

     18.7.5 damage to Other Subcontractors;

     18.7.6 unsatisfactory prosecution of the Work;

     18.7.7 erroneous estimates by Subcontractor of the value of the Work performed;

     18.7.8 unauthorized deviations from the Contract Documents;

     18.7.9 any other failure of Subcontractor to perform pursuant to the Contract.

     18.8 When, as, and if all the above grounds for declining approval are removed, payment shall be made for amounts withheld.

     18.9 Final payment of the unpaid balance, including retention, shall be made on an Application for Final Payment in form approved by Contractor.

     18.10 The Application for Final Payment shall be accompanied by the same type of documents, information, and affidavits as set forth hereinabove for an application for progress payment except, however, that the following additional conditions shall be fulfilled:

     18.10.1 a full and final release and waiver of all liens and claims in connection with the Work shall be submitted by each of Subcontractor's subcontractor or supplier who has performed work or supplied materials to the Project on behalf of Subcontractor, such waiver to be in a form approved by Contractor. In the event that any such release and waiver of lien is not or cannot be furnished, then there shall be furnished to Contractor a bond or other security satisfactory to Contractor to indemnify Owner, Developer or Contractor against any such lien or claim;

     18.10.2 Subcontractor shall have made or caused to have been made, all corrections in the Work required to remedy any defects therein and obtain compliance with the directions of Contractor and with the Contract;

     18.10.3 Subcontractor through Contractor shall have delivered to Developer all written guarantees, warranties, bonds, operating and maintenance manuals, instructions and as-built drawings required by the Contract Documents;

     18.10.4 Architect/Engineer shall have issued a Final Certificate for Payment, if required by Developer;

     18.10.5 the General Release referred to in the following paragraph has been delivered.

     18.11 Acceptance by Subcontractor of the Final Payment shall constitute a release of Owner, Developer and Contractor of and from all liability for all things done or not done or furnished or not furnished in connection with the Work, and for every act, omission, or neglect, if any, relating to or arising out of the Project. Before final payment, Subcontractor shall also execute and deliver a General Release to Contractor naming Owner, Developer and Contractor, said General Release to be in such form as Contractor may provide.

     18.12 To the extent permitted by law, Subcontractor shall not suffer or permit any lien or other encumbrance to remain of record as a claim against the building or the Project site or against any monies due or to become due for any Work performed or materials furnished by. to or on behalf of Subcontractor, or any of its subcontractors or suppliers; nor shall Subcontractor suffer or permit any such lien or other encumbrance to be so filed because of any claim or demand against, or any action or non-action of, Subcontractor or any of its subcontractors or suppliers. If any such lien or other encumbrance has been so filed, Subcontractor shall promptly cause the removal or discharge thereof from the building and the Project site, and no payment shall be made to Subcontractor until said lien or other encumbrance has been removed or discharged or there has been furnished to Contractor, Developer and Owner a bond or other security satisfactory to Contractor, Developer and Owner protecting and holding harmless the Developer, Owner and Contractor from any liability. fees, or costs (including, without limitation. attorneys' fees) in connection therewith.

     18.13 The failure of Subcontractor after ten (10) days written demand by Developer or Contractor, to remove or discharge a lien or other encumbrance filed by Subcontractor or by Subcontractor's subcontractor or supplier, shall constitute breach of the Contract.

     18.14 No certificate issued or payment made to Subcontractor nor any partial or entire use or occupancy of the Project site shall be an acceptance of any Work not in accordance with the Contract Documents or be deemed evidence of proper performance of the Work. either in whole or in part, or be construed as an acceptance of defective workmanship or improper materials.

     18.15 Subcontractor shall have delivered to Contractor all reproducible final drawings showing the Work "as built,,, and all guarantees and operation and maintenance instructions for equipment and apparatus.



        ARTICLE 19. CHANGE ORDERS/CLAIM FOR EXTRA COST/'TIME EXTENSIONS

     19.1 Contractor may order changes in the Work consisting of additions, deletions, and revisions. The Contractor shall have the right to delete Work from the Contract for any reason whatsoever and to direct Other Subcontractors to perform such work, and in such event Subcontractor shall have no claim against Developer, Contractor or Owner for such deletion of work or for breach of Contract.

     The Contract Price and completion time requirements shall be adjusted as set forth below to the extent that Developer in its sole discretion agrees to such adjustment. All changes in the Work shall be authorized only by written Change Orders executed by Contractor's Project Manager except that emergency work may be authorized by Contractor through an order signed by its field superintendent. All changes in the Work shall be performed pursuant to the Contract Documents.

     19.2 Any increase or decrease to the Contract Price resulting from a change in the Work shall be determined in one or more of the following methods as deemed applicable by Contractor to a specific situation:

     19.2.1 by mutual acceptance of a lump sum, properly substantiated and itemized;

     19.2.2 by unit prices stated in the Contract or if none are stated, as agreed upon;

     19.2.3 by the sum of the following in the order stated: (i) the actual and reasonable out-of-pocket cost of additional materials; (ii) the actual and reasonable out-of-pocket cost of additional labor base wage only); (iii) an amount for overhead and profit for Subcontractor and its subcontractors equal in the aggregate to twenty-one percent (21 %) of the actual and reasonable out-of-pocket costs of base wages and material, and (iv) actual additional out-of-pocket employee benefits, insurances, welfare, taxes and other fringes.

     19.3 If Subcontractor objects to the method of determining the increase or decrease of the Contract Price deemed applicable by Contractor, Subcontractor shall nonetheless promptly proceed with the additional, revised or deleted Work involved. The increase or the decrease for such Work shall then be resolved by the parties by agreement or otherwise on the basis of value but in no event shall such value exceed the actual and reasonable out-of-pocket cost or cost savings to the Subcontractor of the additional, revised, or deleted Work.

     19.4 When both increases and decreases are involved in any one change, the allowance for overhead and profit shall be figured on the basis of the net increase, if any.

     19.5 If Subcontractor claims an increase in the Contract Price or an extension in the completion rime requirements by reason of a change in the Work, Subcontractor shall give Contractor written notice thereof within ten (10) days after Subcontractor's knowledge of the occurrence of the matter giving rise to such claim. This notice shall be given by Subcontractor before proceeding to execute the changed Work, except in an emergency endangering life or property in which case Subcontractor shall proceed in accordance with Paragraph 15.11 hereof. No such claim shall be valid unless notice is given as aforesaid. Subcontractor shall proceed to execute the Work, even though the increase or time extension has not been agreed upon.

     19.6 Should Subcontractor be obstructed or delayed in the commencement, prosecution or completion of the Work, without fault on its part, by reason of: failure to act, direction, order, neglect, delay or default of the Developer, the Architect/Engineer, the Contractor, or any Other Subcontractor employed upon the Project; by changes in the Work; fire, lightning, earthquake, enemy action, act of God or similar catastrophe; by Government restrictions in respect to materials or labor; or by an industry-wide strike beyond Subcontractor 5 reasonable control, then Subcontractor shall be entitled to an extension of time to perform the Work which shall be equal to the time lost by reason of any or all of the causes aforesaid, but no claim for extension of time on account of delay shall be allowed unless a claim in writing therefor is presented to Contractor with reasonable diligence but in any event not later than ten (10) days after the commencement of such claimed delay. Except for the causes specifically listed above in this Paragraph 19.6, no other cause or causes of delay shall give rise to an extension of time to perform the Work. The granting of an extension is conditioned upon Subcontractor's timely submission of the aforesaid written notice. Subcontractor expressly agrees not to make and hereby waives any claim for damages. including those resulting from increased labor or material costs. on account of any delay obstruction or hindrance for any cause whatsoever whether or not foreseeable and whether or not anticipated including but not limited to the aforedescribed causes and agrees that the sole right and remedy therefor shall be an extension of time. provided the requisite condition as to written claim has been met.

     19.7  Subcontractor  shall  not be  allowed  an  extension  of time  unless
Subcontractor has established to Contractor's satisfaction that the delay claimed by Subcontractor is to a portion of the Work on the critical path of the work schedule.

     19.8 IT IS EMPHASIZED THAT NO MONETARY RECOVERY MAY BE OBTAINED BY SUBCONTRACTOR FOR DELAY TI\11E EXTENSTONS FOR DELAY ARE LIMITED TO TT{E SPECIFIC CAUSES SET FORTH IN PARAGRAPH 19 6 HEREOF AND. THEN ONLY UPON COMPLIANCE WTTH THE N~CE AND PROOF REOUTREMENTS OF PARAGRAPHS 19 6 AND 19 7 HEREOF

     19.9 IT TS SPECTFICALLY AGREED BY SUBCONTRACTOR THAT UNDER NO CIRCUMSTANCES WILL SUBCONTRACTOR LOOK TO OR ~AKE ANY CLAIM AGAINST CONTRACTOR OR ARCHTTECT/ENGTNEER FOR THE CONSEOUENCES OF ANY DELAY RESU~NG FROM DIRE~ONS GIVEN OR NOT GIVEN BY CONTRACTOR INCLUDING SCHEDULING AND COORDINATTON OF THE WORK OR RESULTING FROM ARCHITECT/ENGINEER'S PREPARATION OF DRAWINGS AND SPECIFICATIONS OR REVIEW OF SHOP DRAWINGS



                      ARTICLE 20. TERMINATION BY CONTRACTOR


     In addition to all termination rights for cause under the Contract Documents, Contractor shall have the right, for any reason or for no reason, and at any time, by written notice to Subcontractor, to terminate the Contract and require Subcontractor to cease the Work hereunder. In the event that Contractor shall terminate the Contract pursuant to this Article 20, Subcontractor shall be paid a pro rata portion of the Contract Price based on the Work in place prior to such termination as Contractor shall determining, and Subcontractor shall be entitled to no other payment.



                      ARTICLE 21. COOPEPATJON WITH LENDERS


     Subcontractor  shall  at  all  times  cooperate,   to  the  course  of  its
performance of the Work and of the Contract, with any entity or entities providing financing for the Project, and shall agree in writing to all changes and modifications to the Contract Documents which are requested by such entity or entities that do not impose any substantial additional burdens on Subcontractor or materially reduce or limit Subcontractor's rights. Subcontractor shall supply such information and certifications as reasonably may be required from time to time by the aforesaid lending entity or entities in order that Owner or Developer can satisfy conditions to lender's obligations to make advances upon Owner's or Developer's construction loan.

     SPECIAL CONDITIONS to Contract dated May 15,1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration/Retail LMB Project No.2458.03
Trade:      Structural Steel/ Metal Deck/Selective Demolition


          The provisions of these Special Conditions modify or clarify and/or add to the Contract Documents. To the extent that there is any contract or ambiguity between the provisions of these Special Conditions and the terms and conditions of the Contract Documents, the stricter, more comprehensive, more demanding requirement or provision shall control, subject to Paragraph 4 of the Trade Contract Agreement and Articles 18 and 19 of the General Conditions. Unless otherwise defined herein, all terms shall be defined as set forth ~ the Trade Contract Agreement, General Conditions and Project Specifications.

            TLME RESTRICTIONS

1. All work on occupied tenant towers shall be on off hours which are defined as 6:00 P.N{. through 7:00 A.NL Monday through Friday, and 1:00 P.M. through 6:00 A.M. Saturday, and all day Sunday.

2. No movement of material is permitted through public areas between hours of 7:00 A.M. to 10:00 A.~L and 4:00 P.M. to 7:00 P.M.

3. Personnel access between hours of 10:30 P.M. to 5:30 A.M. is limited to 105 East 4~d Street. All other times use Elevator "B" at 43rd Street entrance.

            MATERIAL/PERSONNEL ACCESS

4. All access into the building shall be through entrances designated by the Contractor. Subcontractor's personnel shall abide by all security and building access requirements required by the building management.

5. This Subcontractor is fully aware of the difficulties in facilitating deliveries and of unloading materials, equipment, and manpower at this site. The cost of short bed trucks, off hour deliveries of equipment and associated charges are included in the subcontract price. This Subcontractor will coordinate deliveries to comply with the requirements of the New York City Department of Transportation and other governing agencies. Trucks and materials shall not block the sidewalks.

6. Material may be delivered through the 43rd Street delivery entrance off Lexington Avenue or via rail.

7.         Subcontractor  may access the  terminal via  Metro-North  work train.
           Work trains may be made available to deliver material from BN yard (225th Street off Broadway) to GCT.
           a)     A minimum of 12 days advance notice is required.
           b) Subcontractor to assume all responsibility to schedule and pay for the use of a Metro-North work train.

     SPECIAL CONDITIONS to Contract dated May 15,1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration I Retail LMB Project No.2458.03
Trade:      Structural Steel/ Metal Deck/Selective Demolition

8. Freight access during construction period is permitted via use of Elevator "B" at 43rd Street loading area and is limited to the hours of 7:00 A.M. to midnight, 5 days/weeks without charges. There will be charges at other hours.

9. Subcontractor shall prepare and submit for review, coordination and approval site logistic plan indicating personnel, material and equipment to be used within Subcontractor's work areas.

          LIFE SAFETY

10. Subcontractor is advised and understands that all areas of Grand Central Terminal are designated "No Smoking". The Contractor will enforce this requirement strictly. Violating personnel will incur minimum fine of $500.00 (five hundred dollars) per occurrence.

11. Gasoline/gas powered tools may not be used in the tunnel. Torches for soldering or burning are excluded from this restriction, subject to the conditions of paragraph 16 below.

12. Subcontractor is responsible for supplying all labor, material and equipment for firewatches including fire extinguishing equipment during welding, burning and similar operations.

13. Subcontractor must provide all necessary and required shields, screens and protective blankets for personnel and material during all welding, burning or other similar operations.

14. Subcontractor shall not cause any n9ise to exceed level of 50db at any point 3'4)" away from space or area at which work is being conducted. Contractor will utilize his best effort within industry standards to comply Le. mufflers, etc. customary to this Trade Contractor's work

15. Prior to loading of any floors in Grand Central Terminal for storage or delivery purposes Subcontractor shall obtain authorization in writing from General Contractor to assure that allowable uniform live loads are not exceeded. Allowable loads on structure are stated in the specifications.

16. No burning or welding is allowed prior to obtaining written approval from Lehrer McGovern Bovis.



          PROTECTION OF METRO-NORTH

     SPECIAL CONDITIONS to Contract dated May 15,1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration I Retail L~IB Project No.2458.03
Trade:      Structural Steel/Metal Deck/Selective Demolition

17. All shutdowns of active permanent or temporary services (Subcontractor tie-ins, ~.e. electrical, water, etc.) shall be coordinated through the General Contractor. Shutdowns may be required to be performed during off-hours. Any and all costs of off-hours work required for shutdown tie-in is included in the Contract price and shall not be the basis of a request for change order. where such shutdowns are required, Subcontractor shall provide written notification at least seventy-two (72) hours in advance and must obtain approval from the Owner/General Contractor prior to proceeding.

18. Track outages must be scheduled in advance through Contractor. Track outages may be allowed from 9:30 P.M. to 5:30 A.M. during weekdays and all hours during Saturday and Sunday. Third rail will be de-energized by Metro-North.

19. Request for track outages are to be submitted (14) days in advance of the date such outage is desired. No work may actually commence until an authorized Metro-North representative affirmatively advises that necessary protection forces are stationed, and that work may proceed.

20. Subcontractor may not claim for any lost time due to non availability of track outages, or conflict with usage by Metro-North. Subcontractor acknowledges that the track outage can neither be guaranteed nor accurately predicted.

21. Except as expressly provided herein, use of other Metro-North facilities including, but not limited to elevators and public toilets is prohibited. Contractor will designate a temporary toilet facility for use of Subcontractor.

22. Under no circumstances shall Subcontractor personnel cross an active track without supervision of a Metro-North flagman. All request for flagman shall be made in writing to Contractor no less than 14 days in advance. No delay claims shall be made due to unavailability of flagman.

23. No construction related activity shall interfere with Metro-North's tenant and/or operation and public use of space.

24. Subcontractor shall not reduce width of any passage entrance or other access to Grand Central Terminal without prior written approval from the General Contractor.

25. No Subcontractor signage shall be displayed except as required by NYC Building Department

26. Subcontractor equipment and materials shall at all times maintain 16'~" clearance from top of rail.

     SPECIAL CONDITIONS to Contract dated May 15,1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration I Retail L~ Project No.2458.03
Trade:      Structural Steel/ Metal Deck/Selective Demolition

27.        All  Sub  contractor   personnel  traveling  within  15'~"  of  track
           centerline shall be accompanied by a MetroNorth flagman.

28. When loading a flatbed, the load shall not exceed the width of the car (10'O") and height of 12' from the top of the rails.

29. Subcontractor shall ensure that all work areas are kept flee of accumulations of waste and rubbish, that occupied areas and passageways are kept unobstructed, and that work activities are confined to authorized areas.

30. Subcontractor shall strictly adhere to all instructions and directions issued by Metro~North to prevent disturbance or interference with its business operations and shall promptly comply with any stop work orders, and shall at all times manage the Work to minimize disturbance or interference to Metro North's operations.

31. Subcontractor shall at all times enforce compliance with Owner's rules and regulations governing its properties and operations.

32. Subcontractor shall direct the course of its construction operations so as to safeguard the tracks, rolling stock and other equipment and appurtenances of Metro-North from being damaged in any manner and agrees to be financially responsible for same.

33. Subcontractor shall comply with all requirements of Metro-North applicable to this type of construction and agrees not to perform any operations which might foul the right-of-way until Subcontractor has complied with such rules and procedures.

$4. An operating track will be considered fouled when any equipment or material is or may be brought closer than fifteen (15) feet from gauge of near rail. A crane, derrick or similar piece of equipment shall also be considered as fouling the track when it is brought over the right-of-way within the prism created by the ten-foot rule. The same rules will apply to the fouling of power, communication and signal lines or to storage of materials.

35. Without regard to the rules on fouling, whenever any part of the Work may affect the safety or movement of trains, the method of doing the same shall first be submitted to Contractor for approval, and may not be performed without such approval. Contractor's approval shall not release Subcontractor from any of his obligations under this Agreement.

     SPECIAL CONDITIONS to Contract dated May 15,1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration I Retail L~ Project No.2458.03
Trade:      Structural Steel/Retail Deck/Selective Demolition

36. Subcontractor may not store materials or equipment upon Metro North property without first obtaining written permission from Contractor.

          HISTORIC L~NDMAKK

37.        This  project   takes  place  in  an  historic   landmark   building.
           Subcontractors shall treat materials, fixtures and objects regardless of apparent condition with utmost care-

38. No work involving cutting or removal of historic surfaces or items shall occur without Architect/Engineer's 'S approval.

39. As inaccessible areas are exposed by surface removal, Subcontractor may be required to temporary halt work, at no additional cost, for further architectural investigation and recording.

          SITE I~WESTIGATION

40.
Subcontractor shall carefully inspect the site of the Work, and shall independently and fully satisfy itself with respect to all surface, subsurface, concealed, exposed and other physical conditions at the site, all general and local conditions, and all other matters which might in any way affect the Contract or its performance. Neither the Owner, Contractor, or the Architect/ Engineer has made and shall not make representation as to the nature, existence or location of any conditions, existing installations, or obstacles that that may be encountered, whether concealed or exposed, or any general or local conditions which may in any way affect the Contract or its performance, and nothing contained in the Contract Documents shall be construed as such a representation. [omitted] The Subcontractor shall satisfy itself as to the accuracy of all grades, elevations, dimensions and locations. In all cases of interconnection of its Work with existing or other work, it shall verify at the site all dimensions relating to such existing or other work. Any errors due to the Subcontractor's failure to so verify all such grades, elevations, locations or dimensions shall be promptly rectified by the Subcontractor without any increase to the Contract Price.

         Subcontractor hereby represents that it is experienced in the construction of buildings in New York City, familiar with all applicable building codes, standards, and regulations, to our trade and aware that conditions encountered in the course of substantial renovation projects frequently are not anticipated or accommodated by the Architect/Engineer's plans and specifications. Subcontractor shall expect adjustments and modifications to the Work as called

     SPECIAL CONDITIONS to Contract dated May 15,1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration/Retail LMB Project No.2458.03
Trade:      Structural Steel/Metal Deck/Selective Demolition

          for in the Contract Documents in order to accommodate existing conditions at the site as they eventually may be found to exist, and shall perform such adjusted or modified work as per unit prices in Contract.


          THE SUBCONTRACTOR'S OBUG~ON TO PROCEED WITH WORK

     41. Subcontractor shall at all times promptly proceed with the Work as ordered and directed by Contractor in writing. Subcontractor shall not suspend all or any part of the Work or refuse to comply, with any order or direction of Contractor pending reasonable negotiating of any dispute or for any other reason. Any such suspension or refusal shall be a material breach of the Contract. Subcontractor may reserve whatever right, if any, Subcontractor may have to make claim with respect to any order, direction, action or inaction of, the Contractor by giving notice as required by Paragraph 45 of these Special Conditions, and by advising in writing, prior to proceeding with the work in question, that Subcontractor is proceeding under protest

          HOLIDAY RESTRICTIONS

42. Subcontractor shall not schedule nor perform any activities that require any overnight inspection or support of any kind by Contractor or Metro-North or that interferes with the operation of trains or the flow of passengers from I p.m. through midnight on the eve of each holiday and from 12:01 a.~ through midnight the day of each holiday. The holidays subject to the foregoing are:

                             o  New Year's Day
                             o  President's Day
                             o  Memorial Day
                             o  Independence Day
                             o  Labor Day
                             o  Thanksgiving Day
                             o  Christmas Day

          Subcontractor's compliance with the foregoing holiday scheduling provisions shall in no way be a basis for any claim for delays or additional payment under the contract.
43. In addition, Subcontractor shall not schedule nor perform any activities that interfere with the operation of trains or the flow of passengers from 1 p.~ through 9 p.m. on the eve of Rosh Hashanah, the eve of Yom Kippur, the eve of the first day of Passover, and December 23rd.. Activities such as, but not limited to, the set-up, relocation and dismantling of protective barriers, barricades, scaffolding an the like, and any activities that produce loud noises, dusts, fumes,

     SPECIAL CONDITIONS to Contract dated May 15,1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration I Retail L~~IB Project No.2458.03
Trade:   Structural Steel/Metal Deck/Selective Demolition


          airborne contaminants and other discharges will be considered as interfering with the operation of trains and the flow of passengers.

44. The date 0(pound) observance at the worksite of all the foregoing will be as determined by Metro~North. For any holiday that is to be observed on a Sunday or Monday, the designated eve of such a holiday, which will be subject to the above restrictions, shall be the preceding Friday.


           NOTICE

     45. Notice of any claim by Subcontractor for extra compensation or damages of any Sort shall be given in writing to Contractor within three (3) working days after the first act, omission, occurrence, or circumstance upon which the claim is based. The purpose of this notice is to give Contractor the opportunity to promptly: (a) to cancel or revise orders or directions, change plans, mitigate or remedy circumstances giving rise to the claim or take other action that may be desirable, ~) to monitor and verify the facts and circumstances as they occur, and (c) to verify any costs and expenses claimed by Subcontractor contemporaneously as they are incurred. Notice is required whether or not Contractor, the Owner, or the Architect/Engineer is aware of the facts or circumstances which constitute the basis for Subcontractor's claim, and no action or conduct of Contractor, the Owner, or the Architect/Engineer shall be regarded as a waiver of such notice requirement, except only a written statement to that effect signed by Contractor. Failure of Subcontractor to give written notice as required shall conclusively be deemed to be a waiver and release of any claim, and such notice shall be a condition precedent to the Subcontractor's right to make any claim arising out of, under, or in connection with the Contract or its performance.

          GOVERNING LAW AND JURISDICTION

46. The Contract, and any and all questions and disputes arising out of or relating to it, shall be governed by the laws of the State of New York.

47. Any action, proceeding1 claim, or cause of action brought by Contractor or Subcontractor against the other, arising out of or relating to the Contract or the breach thereof, shall be brought only in the Courts of the State of New York, in the venue in which the project site is located, and the parties hereby consent to the jurisdiction of said courts for the purpose of any such action or proceeding.

          MISCELL~NEOUS ITEMS

     SPECIAL CONDITIONS to Contract dated May 15, 1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration/ Retail L~ Project: No.2458.03
Trade:      Structural Steel/Metal Deck/Selective Demolition


4$. The Subcontractor represents and warrants that all shop drawings shall be prepared by persons and entities possessing expertise and experience in the trade for which the shop drawing is prepared.

49. All notices required to be given by Subcontractor under the General Conditions shall be given by Subcontractor within seven (7) rather than ten (10) days. Within three (3) days after such notice is given, Subcontractor shall give to Contractor its best estimate (and reasons therefor) of (a) the period of delay likely to ensue from the circumstances set forth in the notice and ~) the steps which Subcontractor has taken or intends to take to mitigate the effects of such circumstances.

50. The Subcontract Price will not be increased and no extension of time will be granted on account of errors, omissions, ambiguities or conflicts in the Drawings and Specifications, or variances between the Drawings and Specifications and such laws, ordinances, regulations and rules, which Subcontractor recognized or reasonably should have recognized and failed to report to Contractor.

51. If Subcontractor at any time after the date of this Agreement discovers any errors, omissions, ambiguities or conflicts in or between any Drawings and Specifications or any variances in any Drawings and Specifications with any legal requirements, Subcontractor shall notify Contractor in writing and await Contractor's determination and clarification before proceeding with the Work in question. Any Work performed before such determination and clarification shall be at Subcontractor's sole risk and expense.

52. Subcontractor shall be responsible for laying out the Work and for checking and for reporting to Contractor, for correction, any inconsistencies in dimensions indicated on the Drawings. Subcontractor shall in no case attempt to determine a dimension by scaling a Drawing. The Concourse/Utilities Price and the Retail Price will not be increased on account of any such inconsistencies in dimensions.

53. Subcontractor shall keep an accurate record of all deviations from the Drawings and Specifications which may occur in the Work as actually constructed and all other conditions of the Work as actually constructed. Upon completion 0(pound) the Work, Subcontractor shall furnish to Contractor a full and complete set of such mylar as-built drawings for all aspects of the Work not later than sixty (60) days after completion of Subcontract. Final payment to Subcontractors will not be made without acceptable as-built drawings having been delivered to Contractor.


54. Time is of the essence of this Agreement. Subcontractor2s failure to meet its Substantial Completion Date or the Final Completion Date may cause increased costs and damages to Owner, including without limitation, increased

     SPECIAL CONDITIONS to Contract dated May 15, 1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

Grand Central Terminal Restoration/ Retail L~ Project No.2458.03
Trade:     Structural Steel/ Metal Deck/Selective Demolition


          administrative costs, interest costs, loss of rental income and loss of use, and Subcontractor shall be liable to Contractor and/or Owner for delays.

55. If Contractor so authorizes Subcontractor, in writing, Subcontractor shall proceed with and may requisition payment for the Work covered by the Change Order in the absence of a fully executed Change Order.


     56. Subcontractor shall warrant all of the Work for a period of two (2) years from the issuance of certificate of final completion by Contractor or the date of final payment, whichever occurs first, against any defective workmanship, equipment or materials, and shall be responsible for any damage to any other portion of the Work or the Project resulting therefrom. Subcontractor shall promptly correct any such defect in the Work at Subcontractor's expense upon notice from Contractor or Owner during such period, and shall be responsible for all costs incurred in repairing or replacing any such defective workmanship, equipment and materials and damage to other portions of the Work or the Project In the event that Subcontractor performs any corrective work after the first year of such two-year warranty period, Subcontractor's warranty with respect to such corrective work shall extend until twelve (12) months alter such corrective work was performed. Acceptance will occur on an area by area basis, although warranty of the work shall be for a period of two years from issuance of Owners certificate official completion.

     EXHIBIT "B" TO CONTRACT, DATED MAY 15,1996, BETWEEN LEHRER McGOVERN BOVIS, INC. & US BRIDGE OF NEW YORK

     Trade: Structural Steel/Metal Deck/Selective Demolition Grand Central Terminal I Retail L~ Project ~2458.O3

     1.This Scope of Work is intended to indicate, but not limit, die work to be performed. The scope shall include, but is not limited to all necessary labor, material, accessories, equipment, hardware, fasteners, tools, layout, engineering, supervision, hoisting, scaffolding, shop drawings, packaging, trucking, freight, delivery, permits, insurance, applicable taxes and all other services required for die complete performance of die Structural Steel I Metal Deck Selective Demolition and all related work for this project in accordance with this Scope of Work and die Drawings and Specifications listed in Exhibit "A" attached to die Subcontract.

     2. The Work shall be furnished and installed in accordance with die Drawings and Specifications prepared by die Architect and/or Engineer for die Project. Any deviation from said Drawings and Specifications shall require prior written approval from die Architect and/or Engineer and die General Contractor. Any correction work required as a result of unapproved deviations shall be charged to die Subcontractor.

     3. Subcontractor acknowledges having visited die job site to familiarize himself with die work area and all existing conditions. Subcontractor shall field measure all existing conditions as required.

     4. Subcontractor represents that he is familiar with and has expertise in die performance of this trade. Further, die Subcontractor knows of; and agrees to die Project requirements for premium quality consistent with a first class building and working in a historic landmark type facilities in accordance with the best practices of the trade, industry and Drawing and Specifications. Subcontractor is aware of the Project Requirements regarding access and hours of operation.

     5. Subcontractor has examined die Drawings and Specifications listed in Exhibit "A" and shall identify all options and costs savings available to die Owner while providing highest quality system. Modifications made to conform to the legal requirements and good construction practice will be included at no additional costs.

     6. All work is to be performed in accordance with die latest safety standards as established by legal requirements, Q.S.H.A. all other applicable regulatory bodies.

     7. General Contractor may require Subcontractor to perform all work in areas out of sequence if required if reasonable. In addition, Subcontractor may be required to leave out portions of his work for temporary services and return at a later date to complete die work. Comeback time will be at no additional cost to die Owner or General Contractor.

     8. Ten days after award of die Contract, this Subcontractor will submit shopdrawing submittal schedule to die General Contractor. This Subcontractor will then prepare complete shop drawings and present required submittals for approval as required by die Architect at no additional cost to Owner. Subcontractor shall submit samples of all materials for approval, as described in die Specifications. The material used on the Project shall match the approved samples in all situations, and shall be strict accordance with that approved. Both shop drawing and sample submissions must be in accordance with the schedule. This Subcontractor will only work from and use approved drawings and samples.

     9. If Specification requires, Subcontractor shall provide mock-ups of his Work, by performing such work in an area designated by the General Contractor in advance of his normal sequence for the project. Such work will be critiqued by General Contractor, Owner, and Architect/Engineer. Subcontractor shall then perform his work( in accordance with those comments at no additional cost as transmitted to Subcontractor by General Contractor.

     10. This Subcontractor shall provide General Contractor with the names and addresses of material manufacturers, suppliers and second tier subcontractors anticipated to be used, including utilizing ~I/WBE entities. These subcontractors shall be governed by all Terms and Conditions (including insurance requirements) of die Contract between Subcontractor and Owner. No subcontractors may be used, solicited or allowed to enter the job site without prior written approval from General Contractor.

     11. This Subcontractor shall attend weekly job meeting scheduled by the General Contractor, and will properly coordinate the work with other trades and resolve matters related to completion of work on schedule. If required, a principal shall also attend. The work of this Subcontractor shall be performed in a manner that does not impede or delay another Subcontractor in the performance of his work. Subcontractor's Project Manager shall attend weekly construction coordination meetings at the job site as scheduled.

     12. This Subcontractor will be prudent in the execution of its works so as not to damage existing construction. Protection of existing is by others while performing his work in accordance with the Special Conditions. Any work performed by others, previous, existing, and/or new, that is damaged by this Subcontractor or his employees or agents shall be the responsibility of this Subcontractor to replace at no additional cost to the Owner.

     13. All deliveries of material shall be coordinated with the General Contractor's field personnel, in accordance with the Special Conditions. The contract price includes all off-hour deliveries, if required. Under no circumstances shall off-hours deliveries occur without prior consent of the General Contractor. Subcontractor shall provide flagmen for traffic control as and when required. Subcontractor shall comply with all traffic regulations for the City of New York and shall be responsible for any fines or violations caused by any Subcontractor's vehicles or personnel.

     14. This Subcontractor will be fully responsible for all engineering coordination, and layout of this work. Bench marks shall be provided by the General Contractor and Axis lines. All other survey work required for this Subcontractor's work shall be this Subcontractor's responsibility.

     15. Subcontractor will be responsible for rigging and hoisting all necessary equipment and material. Subcontractor shall have the use of elevator for hoisting not to exceed elevator's weight limitation for material only. Arrangements for use will be made at least 72 hours in advance with the General Contractor's field supervisory personnel. Subcontractor shall furnish labor, materials and equipment to erect, dismantle and transport any scaffold required to complete his work. If Engineer or Elevator Operator is required, Contractor includes this cost. It is the responsibility of this Subcontractor that should this Subcontractors work necessitate a master mechanic, it will be the sole responsibility of this Subcontractor.

     16. All materials delivered shall be adequately protected from weather at all times, and shall be received and stored at the job site in an approved area and manner as established by the General Contractor.

     17. This Subcontractor is responsible for handling and managing rubbish generated by his trade. This subcontractor is responsible to place all rubbish in containers provided by L~MB LMB is responsible for providing and removal of containers; and/or a location identified by the General Contractor. This subcontractor must keep his work place exceptionally clean on a daily basis. In case this subcontractor does not keep the work area clean, L~ will remove and clean the area after giving notification to this subcontractor and backcharge this subcontractor for cost of appropriate union trades(Laborers, etc.).

     18. Subcontractor shall alert the General Contractor to the areas that have been completed, and work shall be reviewed on an area by area basis. Subcontractor shall cooperate in determining the proper programs for protecting and securing finished spaces.

     19. If Subcontractor's shanties are permitted by Owner, they shall be of fireproof construction and fire protected and shall be placed and relocated when and where directed. This Subcontractor includes two (2) moves as directed by the General Contractor. Light, power, A/C & sprinkler/fire protection for such shanties shall be the responsibility of this Subcontractor.

     20. This Subcontractor shall maintain a (Central Project Foreman) at the job site during any time in which his employees are working on this Project. This contractor's field supervisory staff shall speak English fluently.

     21. Alcohol, drugs and weapons shall not be allowed on the job site under any circumstances, and shall be cause for immediate expulsion. Subcontractor is advised and understands that all areas of Grand Central Terminal are designated ~o Smoking". Subcontractor will enforce this requirement strictly.

     22. The work of this Subcontractor shall commence upon execution of this contract or notification to proceed. This Subcontractor must immediately satisfy specific contract requirements, which will otherwise prohibit on-site activities, delay work, and/or prevent payment. These 3 of 19 requirements are:

     22.1 Insurance Compliance (see Exhibit "C") in 10 calendar days

     22.3 Bonding Compliance (see Exhibit "F") in 25 calendar days

     22.4 Submittal, Fabrication and Installation Schedule in 10 working days

     22.5 Trade Payment Breakdown Compliance in 10 calendar days MBE/WBE Subcontracting Plan in 10 working days

     23. The Subcontractor is required by O.S.H.A regulations to institute a hazard communication program. Under said program, Subcontractor must inform both the General Contractor and all other Subcontractors on the site of any hazardous chemicals being used by Subcontractors' employees on this Project. The Subcontractor shall provide General Contractor and all other Subcontractors with copies of a Material Safety Data Sheet [\(pound)ISDS], must warn other Subcontractors in Subcontractor's work area of the existence of any hazardous chemicals, must insure that any containers containing hazardous chemicals are appropriately labeled, and must maintain an inventory of any such chemicals. The Subcontractors shall have an employee trained in safety practices on site during all operations.

     24. This project is subject to Certificate of Capital Improvement and consequently exempt from associated taxes.

     95, All formal notices to be Sent in duplicate to:

Lehrer McGovern Bovis, Inc.
200 Park Avenue-9th Floor
New York, NY 10166

Lehrer McGovern Bovis, Inc.
200 Park Avenue-9th Floor
NewYork , NY 10166

Attn: Brian Peters                         Attn: Mark Nelson
Senior Vice-President                      Senior Vice-President General Counsel

     26. This Subcontractor shall abide by all requirements of Metro North Railroad for Work in or adjacent to areas of the terminal. All workers are to attend a Safety Class prior to being allowed to work in the Terminal. This Contract shall make every effort to minimalize the impact of all construction activity to pedestrians. Specific requirements for all work in these areas enumerated under Special Conditions of this contract.

     27. Subcontractor is advised and understands that this project requires the wearing of hard hats at all times in work areas. Violators will incur fine of five hundred dollars per occurrence. A subsequent violation will be reason for immediate dismissal.

     28. Subcontractor is advised that safety goggles must be worn in the areas by all personnel whether engaged in work or observing.

     29. All professional engineering and design costs, performance of site surveys, investigate analysis, etc. which may be required for the preparation and submission of the Subcontractor's shop drawings, details, calculations, procedures, and performance of coordination are included in the Contract.

     30. Furnish and install all safety devices for welders, grinders, etc., as required by codes and O.S.H.A. Welder's certificate submitted a minimum often
(10) business days prior to work starting.

     31. Should questions of union jurisdiction arise, the Subcontractor shall immediately take steps to settle such disputes and will use such labor as may be determined to have jurisdiction, at no additional cost to the Owner. Should Subcontractor fall to take expeditious actions, Subcontractor will be responsible for any time lost as a result of delays arising from such disputes.

     32. The Subcontractor shall submit to the General Contractor's office an accurate manpower count by 8:00 A.M. of each day for manpower working within the Terminal that day. In addition, the Subcontractor shall include a brief description of the work that is being performed and the area the work being performed and the manpower assigned to the task(s).

     33. All cutting, chasing, chopping required for performance of this trade shall be this Subcontractor 5 responsibility. All cutting, chasing a~ Selective Demolition areas is to be performed by this Contractor.

     34. This Subcontractor shall submit to General Contractor a Trade Payment Breakdown within ten (10) day of award. Trade payment breakdown should delineation of various major scope items as identified in Exhibit "B", Scope Item No.55. Upon approval by the General Contractor, the Trade Payment Breakdown with labor and material allocations shall be used for requisition purposes. This will also apply to subsequent change orders.

     35. The use of any mechanical equipment such as cranes, chain falls, etc. Is acceptable provided same meets safe practice. This Subcontractor shall provide all jurisdictional labor as required. This Subcontractor to include all necessary engineering and drawings with a N.Y.C. licensed P.E. stamp identifying all loading requirements to be applied to existing floors due to material deliveries and/or use of mechanical rigging equipment, for review by the Structural Engineer of Record.

     36. This Subcontractor is responsible for power hook ups and associated costs for his equipment and machinery. Power sources to be provided to work areas by LMB. Provide fused disconnects as required. This also applies to all Subcontractor's electrically driven tools or above 110 volts high power consumption. Subcontractor shall schedule electrical hook-ups in advance.

     37. Penetrations are not to be made without prior notification of and authorization to proceed from, the General Contractor. Subcontractor is to provide shop drawings identifying location and size of penetrations which are required to be approved prior to proceeding with the work.

     38. Qualifications and exclusions contained in Subcontractor's proposal for this work are not accented or agreed to unless specifically incorporated in this Scope of Work.

     39. Perform all tests that are required and specified by code or good practice. This Subcontractor shall notify the General Contractor 72 hours prior to start of such test to allow Owner's and/or General Contractor representative time to be present. In the event that this is not accomplished, the General Contractor reserves the right to request another test.

     40. Contract amount includes all permits, licenses, certificates, U.L. labels, guarantees, test reports, coordinating and scheduling inspections, applications and necessary fees pursuant to specifications, codes and any governmental agency having jurisdictions.

     41. Lehrer McGovern Bovis, Inc. safety personnel will issue citations upon non compliance with safety requirements by this Subcontractor's field personnel. Upon issuance of every citation, S500.00 dollars will be backcharged to this Subcontractor

     42. This Subcontractor acknowledges that LEHRER McGOVERN BOVIS, INC. and Metro-North are extremely safety conscious and will not tolerate any non compliance with safety rules.

     43. This Subcontractor will be responsible for horizontal and vertical movement of their material and equipment. Elevator freight car available to this Subcontractor at no charge, during normal working hours. Subcontractor must schedule use time with General Contractor's field personnel. Arrangements must be made at least 72 hours in advance. Any scheduled lift time which is not utilized by missed delivery or canceled within 24 hours of delivery will be charged to this Subcontractor ~ ~300.00Ihr. This Subcontractor understands that they shall not be reimbursed for any loss of time due to freight car or hoist down time and or waiting time.

     44. All material and equipment not capable of being hoisted in house elevators shall be rigged and hoisted by this Subcontractor at his own cost. This Subcontractor includes all cost and assumes all responsibility for any additional protection of existing finishes and loading and or support requirements needed due to this Subcontractor's rigging loading hoisting needs.

     45. Construction schedule will be issued and updated by General Contractor on BI-weekly basis. This Subcontractor is required to provide weekly updates covering activities relating to this trade.

     46. Before starting any work, this contractor shall examine the existing work of others, to which the new work is to be applied, and shall notify the General Contractor in writing of all defects which would effect the quality or performance and/or the appearance of this work to be installed. 6 of 19

     Proceeding with the work constitutes this Contractors acceptance of the existing conditions as having met all requirements for proper installation. This clause is only applicable if above mentioned existing work by others was completed under this specific renovation project

     47. This Subcontractor shall warrant all of the work for a period of two years from issuance of Owner's Certificate of Final Completion against any defective workmanship, equipment or materials. This Contractor will be responsible for damages to any other work resulting from above. Acceptance will occur on an area by area basis, although warranty of the work shall be for a period of two years from issuance of Owners certificate official completion, or no later than a start date of July 1998 for this warranty period to commence.

     48. LNIB has the right to authorize in writing this Subcontractor to proceed with extra work, overtime and/or premium time in the absence of a fully executed change order or agreed upon price. If a price can not be agreed upon within 72 hours after commencement of work, unit prices may be applicable.

     49. Includes strict compliance with NIBEIWBE and other affirmative action requirements as enumerated in Exhibit ~'G".

     50. This subcontractor includes all provisions for operating his tools and equipment's, including power, water, etc. Utilities and water must be to work are

     51. This subcontractor to furnish his superintendent and lead Foreman with radio, keyed to LMB channel. Radio to be kept 'ON" at all times when working on project. No work is to be performed with Out the presence of Foreman on the job at all times.

     52. Subcontractor is aware that some areas of his work may contain asbestos/lead paint material. Upon encountering this situation, the Subcontractor shall notify the General Contractor immediately. This area will be inspected by Asbestos/Lead Paint Consultant. A previous survey has been conducted wherever possible to identify A. C. M.. and leadpaint contained materials.

        SCHEDULING REQUlREMENTS

     53.1 Time is of the essence and this trade contractor shall diligently and continuously execute the work and coordinate the work with other work being performed on the project, in accordance with project schedule and in manner not to interfere impede, delay , obstruct and or hinder the progress or completion of whole or any part of the project. This subcontractor to provide at 8:00 A.M. each day to LMB's Superintendent a manpower count which will indicate number of supervision, journeyman, apprentices, etc. whom are on the job site that day.
53.2 In (20) calendar days from award this subcontractor to submit overall project schedule. After review and approval the same will be incorporated into LMB Project Schedule. 7of19

     This contractor to utilize Microsoft Project or Primavera Scheduling software only. This subcontractor shall participate and cooperate in the development of the project schedule providing information for the scheduling and sequencing of its work to meet over all scheduling requirements.

     53.3 LNIB will conduct bi-weekly scheduling meetings and will issue weekly scheduling revisions . This subcontractor to incorporate the schedule and adjust manpower accordingly. These adjustments, should they become necessary, are to be mutually agreed upon.

     53.4 In 10 Calendar days from award of this contract, this trade contractor to submit a 90 day schedule indicating all activities including but not limited to submittals, shopdrawings , fabrication and installations . All long lead items have to be identified and submitted in "Expediting Log".

     53~5 This subcontractor is aware that he will not be able to follow a continuous schedule; but when contractor starts an area we expect to complete the work in this area therefore, this subcontractor is to be prepared to perform certain elements in accordance with field requirements, and as directed by the Contractor. Any comeback time required to perform work left out or done out of sequence due to construction scheduling or to satisfy other construction requirements, is included at no additional expense to the Owner or Contractor. Multiple visits may be required due to job conditions.

     53.6 Should the progress of work or the project schedule be delayed as result of this subcontractor's neglect or act or failure to act as to cause any additional cost, expenses, liability or damage to LNIB or the Owner, this subcontractor does agree to compensate LNIB and the owner for and indemnify them against all such costs ,expenses, damages and liabilities.

     53.7 This Subcontractor or work will occur during the Second Quarter of 1996, and all work must be completed by the middle of the Second Quarter of 1997. Specific areas will be mutually agreed upon.

b. Balance of the work on this drawing T.B.D.
S-211 a. Steel for Grand Stair February 1997
b. Steel for East Escalator - ~y Others)
c. 5E4 framing A.S.A.P.
d. Column W14 X 257 ~y Others)
5-2111 Columns for East Escalator
S-214 Steel for 416 Lexington Avenue A. S.A.R
S-216 a. Steel for Grand Stair February 1997
b. Steel for East Escaia~or ~y Others)
c. W14 X 257 (13y Others)
S-217 a. Steel for IRT ramp access to
Main Concourse A.S.A.P.
b. 42nd Street ramp & EOB ramp October 1996
S-218 a. EOB ramp October 1996
b. PE-3 elevator & stair in ticket office T.B.D.
c. Balance of the work on tius drawing T.B.D.
S-220 Steel for Campbell Apartment stair T.B.D.
S-221 Steel for Federal Express & East Shuttle T.B.D.
S-222 West Escalator Steel ~y Others)
S-224 42nd Street Retail Area T.B.D.
S-225 a. Steel for service elevators (SE-i and SE-2) A.S.A.P.
b. Steel for compactor room A.S.A.P.
S-225.l Steel for ser'~ce elevators posts & columns A.S.A.P.
S-226 Steel for grand stair February 1997

     54. The specific scope of this Subcontractor shall include but not limited to the following:

     a) Drawings and Specifications titled as Grand Central Tenninal Retail Development Plans and Specifications as indicated in Exhibit "A" of this contract.

     b) All Structural Steel fetal Deck and Selective Demolition etc. as it relates to the following areas:

     Lower Concourse Level: Part Framing Plan Elevation, Mezzanine Level, West Side Part Plan, East half Part Framing Plan, Oyster Bar Part Framing Plan, Grillage Part Plan.

     Main Concourse Level: Part Framing Plan Elevation: 44'-3", Vanderbilt entry at 42nd Street Part Framing Plan, Part Plan at elevation 68'-0", Shuttle Passage at elevation +44.25', Vanderbilt entry elevation +56.00', Campbell stair platform Ticket Booths, Waiting Area and Tenant Storage, East Side Part Framing Plan, 42nd Street Passage Part Framing Plan at the lower landing 36'- 75,.

     Part Framing Plan at Depew Place level, existing platform at elevation 37', 76, intermediate levels, Training Shed level Lower Platform level

     New Cable Gallery Support Framing Plan Alternate 2, Grillage Part Plan.

     55. The Scope of Work shall include everything required to fabricate, deliver and erect all Structural Steel in accordance with this Scope and the Drawings and Specifications. The Drawings and Specifications are to be treated by the Subcontractor as construction documents which indicate the general scope of the project in terms of the architectural design concept, the overall dimensions, the type of stauctural, mechanical, electrical, utility, and other systems, and an outline of the major architectural elements.

     The following items are not intended to exclude any other items of work required by the Architect{Engineer, or that may be required by local code or good construction practice.

     56. Scheduling and determining site access will be required to be coordinated with Lehrer McGovern Bovis in advance of any site activity. It is essential that this Subcontractor review the Special Conditions, specifically subheading "Material Personnel Access", items ~ 5, 6, 7, 8,and9.

     57. Prior to making deliveries to the site, this Subcontractor will confirm with Lehrer McGovern Bovis, the shape, weight, length and configuration of members or a preferred group or members so as to best determine the safest, most efficient and least disruptive method. Access to be provided by L.M. B., although all safety measures (i.e. flagmen, caution tape) to be the responsibility of this Trade Contractor.

     58. This Subcontractor is aware that Lehrer McGovern Bovis has loading requirements as listed in the following areas with specific elevator restriction at each individual location listed as follows:

     a) Primary loading at 43rd Street loading dock, concourse level. Access to Terminal before 7:00 AM and after 9:30 PM, or schedule forty-eight (48) hours in advance for minimum one (1) hour loading time between 7:30 A.M. to 3:30 P.M.

     b) Graybar Passage.

     c) Lexington Avenue Passage.

     d) Graybar Building at 44th Street behind the Post Office Building and Met-Life Building, an existing loading dock is available for delivery during normal working hours.

     e) This Subcontractor includes any and all protection of this Subcontractors work. All standbys associated with this trade work is included. Standby for deliveries only are excluded. All costs for off-hour deliveries are included by this Subcontractor.

     59 This Subcontractor includes all welding machines with all associated stand-by, union labor necessary to complete all work. In accordance with mutually agreed Lehrer McGovern Bovis' Scheduling Requirements.

     60. Scheduling Milestones: This subcontractor includes a good faith effort to meet the general contractors work area milestone dates listed as follows:
Date: Description Dwg. A.S.A.P. 42nd Stre2t Passage Phase I, IA S217 A.S.A.R Compactor (Part Depew PL) S225 A.S.A.R Service Elevator SEl and 5E2 5225 A. S.A.R Monumental Stairs S211, S216 & S226 A.S.A.R 42nd St. Passage Phase II S218 1-15-97 Passenger Elevator PE2 5214 2-1-97 Balance Dwgs S214 & S215

     61. The Trade Contractor's insurance carrier is to be approved by the General Contractor. Insurance certificates along with any other required documentation properly stated as described in Exhibit "C" must be on file with the General Contractor prior to commencement of work. No work is to be performed and no payments shall be made until the above requirements have been properly satisfied and are on file in the office of the General Contractor.

     62. Subcontractor has examined the Drawings and Specifications listed in Exhibit "A" and shall identify all options and cost savings available to the Owner while providing highest quality systems. Modifications made to conform to code and good practice will be included at no additional cost. (Cost savings must be identified separatelv).

     63. All work shall be in accordance with the requirements (;f the N.Y.S.B.C. Structural Engineer, Architect, MTA and Metro North Railroad and any governmental agencies having jurisdiction.

     64. This work will be performed in complete compliance with OSHA regulations and those of all other agencies having jurisdiction on this Project and shall conform with the fire rating requirements of the ASTN, the Architect and local codes.

     65. All work operations shall be coordinated through the General Contractor prior to proceeding.

     EXH~IT "B" TO CONTR~~CT, DATED NIAY 15,1996, BETWEEN LEIRRER McGOVERN BOVIS, INC. & US BRIDGE OF NEW YORK

     Trade: Structural Steel/Metal Deck/Selective Demolition Grand Central Terminal I Retail L~ Project ~2458.O3

     66. Furnish and install all Coordination to be by this Subcontractor inclusive of delivery schedule. Include for reinforcing of metal deck at all penetrations (i.e. PIVAC, plumbing, etc.) as shown on the structural drawings. Additional openings will be as per unit price schedule. Include for reinforcing of concrete pour stops as required. Coordination of details at moment connection and other special conditions shall be shown on shop drawings.

     67. Paint all structural members as per specifications, required by Contract Documents.

     68. Furnish and install all metal decking and supports as required. Provide all slab penetrations as shown on drawings.

     69. Furnish and install three (3) lines of perimeter safety cables 42" above finish floor with turn buckles at each column with removable snap clip links, at all columns, at all floors and interior openings in accordance with OSHA requirements and per requirements of all other governmental agencies having jurisdiction. \Where no columns exists such as at setbacks and roofs, the Subcontractor will provide supports for the cables, maintenance of cables and netting is by this Subcontractor. Prior to demobilizing this Subcontractor will walk the site with L~ and the carpenter to inspect all perimeter safety cables and supports to ensure an acceptable installation is in place, and only than will the carpenter accept the installations without qualification.

     70. Furnish and install shear connectors, as shown on contract drawings.

     71. This Subcontractor includes all erection of structural steel and metal deck out of sequence at the east ramp specifically headed from in an eastern direction between column no's 100 to 108 and 62 to 72 as shown on the drawings.

     72. Examine all steel prior to shipment to the job site to insure that the steel be free of loose mill scale, rust, etc. and provide properly marked steel. This Subcontractor shall also remove any loose mill scale from steel prior to erection.

     73. Check anchor bolts, piers with New York City licensed surveyor - to be supplied to Lehrer McGovern Bovis, and foundation work prior to the commencement of structural steel. This Subcontractor is responsible for furnishing anchor bolts, templates, and drawings as specified and required. Subcontractor to set column base plates. (Grouting of base and leveling plate by others.) This Subcontractor shall include the realignment of anchor bolts found to be 1/4" out of tolerance.

     74. All welding to conform with Metro North Rules and Regulations, both in the shop and in the field shall be done by certified welders, and the appropriate certification must conform to Metro North Railroad Rules and Regulation be available upon request.

     75. The Subcontractor includes tolerances and cambers in accordance with AlSC and the Contract Documents listed in Exhibit "A". Special care is to be taken at elevator shafts.

     76. Include all guying and bracing required to maintain the plumbness of the work arid the proper positioning of the members until the members are fully locked in their final position.

     77. Include perimeter protection at all interior openings as customary to this Subcontractors trade work and in accordance with all OSHA regulations and Scope Item #69 of this Scope of Work.

     78. Include all spandrel reinforcing and special connections as required, and as shown on the structural drawings.

     79. This Subcontractor includes all work requlred at expansion joint including all plates, beams, frictionless coatings, pour stops, etc. required for a complete installation as shown on the drawings.

     80. This Subcontractor includes all moment connections as shown on the Contract drawings.

     81. This Subcontractor includes all special support steel arid bracing required for this contractor to perform his work as indicated on the Structural Drawings.

     82. Included is all architectural exposed structural steel, turn buckles, etc., shown on drawings and identified in the scope of work

     83. This Subcontractor includes all special work required at loading docks, ramps and drive-thrus including, but not limited to, requirements for special slab thickness, changes in slab thickness, additional support members, depressed slab conditions, and any other work shown on Structural Documents.

     84. It is agreed by this Subcontractor that web shear plates and stiffeners for columns, beams or girders that are required by the specifications or sound engineering, even though not specifically shown on the Contract Drawings, shall be furnished and installed by the Subcontractor as part of this Contract.

     85. All of the Subcontractor's work, both shop and field, shall be tested and inspected by a testing agency in accordance with the specifications. Such compensation for the testing agency shall be borne by the Owner and coordinated by the General Contractor.

     The Subcontractor shall cooperate fully with the personnel of such testing agency and the Subcontractor shall provide at no additional cost to the Owner, manpower, blueprints, facilities, scaffolds, properly calibrated torque wrenches, etc. to reasonably assist the testing agency personnel in their execution of their testing arid inspection of welding, high strength bolts, etc. It shall be the responsibility of this Subcontractor to notify the testing agency prior to commencement of the Subcontractor's work for both shop fabrication and field erection. The Subcontractor shall not perform any work unless such testing agency personnel are present. It shall be the responsibility of this Subcontractor to notify the testing agency in sufficient time to allow for travel arrangements prior to commencement of the Subcontractor's work. Costs incurred for inspections for rejected materials or unapproved installations will be by this Subcontractor.

     86. For purposes of complying with the requirements of the Building Code of the City of New York, which calls for a Certification of On-Site Inspection, the Subcontractor will furnish to the General Contractor all information of positions of cranes, derricks, guy lines, derrick engines, etc. along with pertinent loads for the operating of such equipment certified as to accuracy and location by a Professional Engineer, licensed to practice in the State of New York, engaged by this Subcontractor.

     87. Any modification or bracing, shoring, posting for rigging equipment to the structure must be submitted to, and approved by the Structural Engineer arid the General Contractor. The Structural Engineer employed by this Subcontractor shall provide any calculations or drawings required by local codes or ordinances covering the analysis of any loads imposed to the permanent structure, and shall if required, affix a licensed professional engineer's seal to same.

     a) Drawings showing rigging equipment, locations, and all connections and additional steel that will be added to the structure if required to support the rigging equipment.

     b)  Calculations  for  all  loading   conditions  for  rigging   equipment.
Calculations must take into account varying conditions within the structure, lighter steel at top of building, etc.

     88. This Subcontractor is aware of the structural capacities of areas to be used for the Subcontractor's equipment and material storage and shall not exceed rated capacities without taking appropriate steps to compensate for the position of the construction loads which may exceed the design criteria. Any modification, temporary or permanent, to the building's structural frame required to support the Subcontractor's equipment arid its loads will be made by the Subcontractor at his own cost. Calculations for modification must be submitted and approved.

     89. The Subcontractor shall furnish, place, arid remove any temporary bracing required to stabilize the structural steel frame due solely to erection by Subcontractor of the structural steel. Arty modification to the structure must be submitted and approved by the structural engineer and reviewed by the General Contractor.

     90. Subcontractor shall coordinate his work with that of other trades, as closely as possible, inclusive of power requirements for welding. Weekly coordination meetings with any other trades affected by this Subcontractor's work may be called by the General Contractor for this purpose.

     91. The Subcontractor will not have his name on steel members or display any other advertising materials without the express written consent of the General Contractor.

     92. Subcontractor's detailer and erector selection shall be subject to General Contractor's approval if they are to be subcontracted.

     93. This Subcontractor shall provide sufficient equipment and manpower to properly perform the structural steel and metal deck work in the time allotted.

     94. Subcontractor shall provide at all times a safe pedestrian thrufare while performing work. Temporary partitions to be installed by the General Contractor at work areas.

     95. The Subcontractor shall provide a survey for verification of in place steel.

     96. If any steel members or steel decks are required to be erected out of sequence, or to be omitted to temporary holes, shafts, hoists, etc., as required for the sequencing of construction by other trades, this work shall be as directed by the General Contractor and shall be included.

     97. This Subcontractor shall provide whatever safety planking is necessary to protect all openings in accordance with the regulations of all governmental agencies having jurisdiction as customary and for the use of this Subcontractor.

     98. This Subcontractor will install deck reinforcing outside perimeter columns necessary to properly support deck. This Subcontractor shall install straps or angles on perimeter of existing pour stops as required to properly support pour stops. This Subcontractor shall properly close declining around all interior columns. This Subcontractor shall include a survey and control lines on each floor and install edge stops and lintels. To include a post erection as built survey of erected steel at the new 416 Lexington construction and verification of elevations at all other work areas.

     99. The Subcontractor shall include column flashing plates at areas where the metal deck is discontinuous at the columns.

     1 OQ. The Subcontractor is required by OSHA regulations to institute a hazard communication program. Under said program, Subcontractor must inform both the General Contractor and all other trade Subcontractor's on the site of any hazardous chemicals being used by trade subcontractor's employees on this project. The Subcontractor shall provide the General Contractor and all other trade Subcontractor's with copies of a Material Safety Data Sheet ~SDS), must warn other trade Subcontractor's working the area of the existence of any hazardouschemicals, must insure that any container's containing hazardous chemicals are appropriately labeled, and must maintain as inventory of any such chemicals.

     101. The Subcontractor shall provide all anchor bolts and base plates with approved location drawings in adequate time for setting in place by excavation and foundation Subcontractor. All other embedded steel in concrete below grade is excluded from this contract.

     102. Immediately upon award, Subcontractor shall provide site logistics information, including proposed erecting equipment locations and any required designed bracing requirements to the General Contractor without causing delay. Any design modifications required to the foundation including additional bracing or reinforcing shall be the responsibility of this Subcontractor.

     103. Special attention shall be given in expediting all mill orders.

     104. Defective welds, bolts or other materials not approved by Engineer or inspector shall be repaired or replaced at no additional cost.

     105. Subcontractor shall provide the following schedule information for the review of the General Contractor. This information shall be provided with the Subcontractor's Bid Proposal on the bid due date:

     a) Prepare and submit proposed logistics plan per work area location when area is turned over to U.S. Bridge of NY

     b) Mobilization 2 wks after award -

     c) Prepare and submit any required bracing and additional reinforcing requirements for erection work per work area when area is turned to U.S. Bridge of NY..

     d) Prepare and submit anchor bolt/leveling plate beam bearing plates and cast in location drawings, delivery schedule and shop drawings to be provided to L.M.B. once work areas are turned over to U.S. Bridge of NY.

     e) Prepare and submit structural steel shop drawings per work areas location when areas are turned over to U.S. Bridge of NY..

     f)Bar    chart    schedule    of    construction    activities    and   all
engineering/approval and fabrication for lead time requirements after work areas are turned over to U.S. Bridge of NY.

     106. This Subcontractor is required to prepare and submit to Lehrer McGovern Bovis a Protection Plan", - Hazard Communication" and Safety Plan in accordance with OSHA Requirements for this project, which will be reviewed by Lehrer McGovern Bovis, and Corporate Safety.

     107. Subcontractor includes all shoring, bracing and posting required to ensure stability and integrity for all items as it relates to "Selective Demolition". After the demolition subcontractor removes any designated slab area, this subcontractor will cut and drop any necessary structural steel with removal of this steel by the Demolition subcontractor. This subcontractor includes all welding, bolting, burning and chopping as allowed by Metro North, layout, survey work, scaffolding, equipment and all standby's associated with the work.

     108. This subcontractor excludes shoring of metal deck during the concrete pour operation.

     109. This subcontractor includes all standby's associated with equipment utilized to install structural steel. i.e. cranes, derricks, cherry pickers, et.al. All overtime associated with 416 Lexington staging of crane, cherry picker, derrick et.al. is included. In addition, the demobilization of all equipment with associated standby's is included for this Trade Subcontractors work

     110.  This   subcontractor   includes  firewatch  in  accordance  with  bid
documents.

     Ill. Power is available for this subcontractors work in all work areas for equipment requirements above 110 volts.

     112. This subcontractor includes pre-heat of structural steel as a ~25.000 allowance.

     113. This subcontractor includes reinforcing Column No's. 34, 39, 44, 50, 58 and 74 in accordance with sketches - SK-S-l00 thru SK-S-103 dated 4/25/96 and Contract Drawing S-211 Detail

     114. This subcontractor includes additional 8'-0" L.F. of welding for angles (Total of ~ locations) in accordance with sketch SK-S- 104 - dated 4/25/96 associated with Detail - "Q" on Drawing S-201.

     115. This subcontractor includes all "On-Hold" areas as an allowance which have sized members identified on the contract drawings.

     116. This subcontractor includes CAD As-Built drawings to be provided on mylars at the completion of this subcontractors installation of work.

     117. This subcontractor includes the cable gallery as shown on the contract drawings S-225.l.

     118. This subcontractor includes all work associated with Detail No.48 on Drawing No. S-405.

     119. This subcontractor includes phasing of 42nd Street Passage in three phases, per L.M.B. Color Phasing Plan Titled: "Hot & Crusty/42nd Street Passage Work" and Phasing Requirements identified on the contract drawings.

     120. This subcontractor includes all costs associated with power Hook-Up for disconnects above 110 volts.

     121. This subcontractor includes two (2) story shoring at the East Escalator and S-220 may require two (2) story shores. This work identifies Note:
~A" and "B" in the diamond symbol on Drawing 5-1 08. Included are all shoring requirements as stated on Drawing No. 5-201.

     122. This Subcontractor shall include all engineering, layout and surveying as required to perform the work. One (1) north-south axis line, one (1) east-west axis line, and one (1) benchmark at each location demolition is required. ~'1iere the work to be performed occurs within existing areas of Grand Central Terminal, the General Contractor shall have the option of providing the Subcontractor with either baseline(s) and a benchmark or designating a given starting point from existing work or this Subcontractor can retain the drywall Subcontractor for layout at your own cost.

     123. This Subcontractor will chop, burn, and sawcut all work after the layout has been performed by the structural steel Subcontractor for the "Selective" Demolition phase of demolition, removal, and carting is included by this Subcontractor.

     124.  This  Subcontractor   includes  furnishing  all  labor  and  material
necessary to perform "Selective Demolition" as shown on the Drawings and Specifications. Included is all shoring, bracing and posting as shown and specified. All engineering requirements as related to the "Selective Demolition" work, and engineer, for shoring, bracing and posting is included to ensure stability and integrity is maintained. This Sub-Contractor includes all welding, bolting, burning and chopping as allowed by Metro North, layout, survey work, scaffolding, equipment and all standby's associated with the work. All debris will be placed in containers, provided and removed by others.

     125. This Subcontractor includes coping and modifying existing structural steel as shown on Contract Drawing SA.

     126. This Subcontract excludes prime painting of all structural steel to comply with spray fireproofing requirements.

                                    EXHIBIT C
                             GRAND CENTRAL TERMINAL
                                 REVITALIZATIO N
                                LMB PROJECT #2458
                             INSURANCE REQUIREMENTS

In this Exhibit C, the phrase "General Contractor" refers to the General Contractor named on page 1 of the Sub Contract.

Sub Contractor shall provide insurance as follows:

1.       Workers Compensation and Employers Liability

         (a) Statutory Workers Compensation (including occupational disease) in accordance with the law and including the Other States Endorsement.

         (b) Employers Liability Insurance with a limit of at least $5003CC0.

         (c) Waiver of Subrogation.

2. Commercial General Liability ("CGL") with a combined single limit for Bodily Injury, Personal Injury and Property Damage of at least $5,CCO,OCO per occurrence and aggregate. The general aggregate limit shall apply on a per project basis. The limit may be provided through a combination of primary and umbrella/excess liability policies.

         Coverage shall provide and encompass at least the following:

     a. X, C and U hazards, where applicable;

     b. Independent Contractors;

     C. Blanket Written Contractual Liability covering all Indemnity Agreements, including General Conditions, Article 11 "Indemnification";

     d. Products Liability and Completed Operations, with the provision that coverage shall extend for a period of at 36 (thirty-six) months from Project completion;

     e. CGL coverage written on an occurrence form;

     f. Endorsement naming GCT VENTURE, INC., METRO-NORTH, METROPOLITAN TRANSPOR TA TJON AUTHORITY, ARCHITECT, AMERICAN PREMIER UNDER WRITERS, INC., THE NEW YORK AND HARLEM RAILROAD COMPANY., THE OWASCO RIVER RAIL WA Y INC., N.Y.C. TRANSIT AUTHORITY, CONNECTICUT DEPARTMENT OF TRANSPORTATION AND THEIR AFFIUA TES AND SUBSIDIARIES AND THE EMPLOYEES, AGENTS, PARTNERS AND OFFICERS OF EACH, METROPOLITAN UFE INSURANCE COMPANY, Lehrer McGovern Bovis, Inc. and Lehrer McGovern Bovis, Inc.'s parent and affiliates (to the extent applicable) as Additional insureds;

     g. Waiver of Subrogation; and

     h. Policy to be primary as respects the coverage afforded the Additional Insureds.


                                     l of 5
         commerciaI Automobile Liability (including all owned, leased, hired and non-owned automobiles) with a combined single limit for Bodily Injury and Property Damage of at least $1,000,000 per occurrence. The limit may be provided through a combination of primary and umbrella/excess liability policies.

4. Umbrella and/or excess liability policies may be used to comply with CGL, Auto Liability and Employers Liability limits shown above.


5. Asbestos Testing/Asbestos Abatement coverage (for contracts involving the Testing/Abatement of Asbestos) in the amount of $5,COC,OCO. Such coverage will include as Additional Insureds those entities listed in 2f of this Exhibit C.

6. Lead paint abatement coverage (where applicable) in the amount of $5,000,000. Such coverage include as Additional Insureds those entities listed in 2f of this Exhibit C.

7. Contractors pollution legal liability insurance in the amount of ~5,000,000. Such coverage will include as Additional Insureds those entities listed in ~ of this Exhibit C.

8. A Certificate of Insurance indicating the Project must be submitted, approved, and available to Lehrer McGovern Bovis, Inc. prior to commencement of work1 and provide for 30 days written notice prior to cancellation, non-renewal or material modification in any policy to:

                           RISK MANAGEMENT DEPARTMENT
                           LEHRER McGOVERN BOVIS, INC.
                           200 PARK AVENUE, 9TH FLOOR
                            NEW YORK, NEW YORK 10166
                                ATTN: AU MOHAMEDI

        A "model" Certificate of Insurance 5 attached. A Certificate of Insurance, when submitted to the Contractor, constitutes a warranty by Sub Contractor that:

        A. Blanket Contractual Liability under the Commercial General Liability Policy has been endorsed to cover the Indemnitees specified in Paragraph 11 of the General Conditions to the Sub Contract between the Sub Contractor and the General/Contractor.

        B. The Commercial General Liability Policy names as Additional Insureds GCT VENTURE, INC METRO-NORTH, METROPOLITAN TRANSPORTA TIONA UTHORITY, ARCHITECT, AMERICAN PREMIER UNDERWRITERS, INC., THE NEW YORK AND HARLEM RAILROA COMPANY, THE OWASCO RIVER RAILWAY, INC., N.Y.C. TRANSITAUTHORITY, CONNECTICUT DEPARTMENT OF TRANSPORTATION AND THEIR AFFIUATES AND SUBSIDIARIES AND THE EMPLOYEES, AGENTS, PARTNERS AND OFFICERS OFEAC~ METROPOLITAN UFE INSURANCE COMPANY Lehrer McGovern Bovis, Inc. and Lehrer
               McGovern Bovis, Inc.'s parent and affiliates (to the extent applicable).


                                      2of5

     C. With respect to the Excess Liability Insurance, the following policies are scheduled as primary:

                               Commercial General
                              Automobile Liability
                               Employers Liability

     D. The insurance policies for all Sub Contractor's insurance shall include a waiver of subrogation as follows:

                 "It is agreed that in no event shall these insurance companies have any right of recovery against GCT VENTURE1 INC., METRO-NORTH, METROPOLITAN TRANSPORTATION AUTHORITY, ARCHITECT, AMERICAN PREMIER UNDERWRITERS, INC., THE NEW YORK AND HARLEM RAILROAD COMPANY, THE OWASCO RIVER RAILWAY, INC., N.Y.C. TRANSITAUTHORITY, CONNECTICUT DEPARTMENT OF TRANSPORTATION AND THEIR AFFILIATES AND SUBSIDIARIES AND THE EMPLOYEES, AGENTS, PARTNERS AND OFFICERS OF EACH, METROPOLITAN LIFE INSURANCE COMPANY, or Lehrer
                 McGovern Bovis, Inc."

     E. The insurance policies shown are endorsed to be primary as respects any other insurance available to any Additional Insured.


     9. All insurance carriers must: (i) be licensed in the State where the Project is located; and (ii) be rated at least A in Best's.

     10. The Sub Contractor shall secure, pay for, and maintain Property Insurance necessary for protection against loss of owned, borrowed, or rented capital equipment and tools, including any tools owned by employees, and any tools, equipment, staging, towers, and forms owned, borrowed or rented by the Sub Contractor. The requirement to secure and maintain such insurance is solely for the benefit of the Sub Contractor. Failure of the Sub Contractor to secure such insurance or to maintain adequate levels of coverage shall not obligate GCT VENTURE, INC., METRO-NORTH, METROPOLITAN TRANSPOR TA TION AUTHORITY, ARCHITECT, AMERICAN PREMIER UNDERWRITERS, INC., THE NEW YORK AND HARLEM RAILROAD COMPANY, THE OWASCO RIVER RAILWAY, INC., N.Y.C. TRANSlT AUTHORITY, CONNECTICUT DEPARTMENT OF TRANSPORTATION AND THEIR AFFILIATES AND SUBSIDIARIES AND THE EMPLOYEES, AGENTS, PARTNERS AND OFFICERS OF EACH, METROPOLITAN LIFE INSURANCE COMPANY, Lehrer McGovern Bovis, Inc. or their agents and employees for any losses, and GCT VENTURE, INC., METRO-NORTH, METROPOLITAN TRANSPORTATION AUTHORITY, ARCHITECT, AMERICAN PREMIER UNDERWRITERS, INC., THE NEW YORK AND HARLEM RAILROAD COMPANY, THE OWASCO RIVER RAILWAY, INC.7 N.Y.C. TRANSIT AUTHORITY, CONNECTICUT DEPARTMENT OF TRANSPORTATION AND THEIR AFFILIATES AND SUBSIDIARIES AND THE EMPLOYEES, AGENTS, PARTNERS AND OFFICERS OF EACH, METROPOLITAN LIFE INSURANCE COMPANY, Lehrer McGovern Bovis, Inc. and their agents and employees shall have no such liability. The property insurance shall include a Waiver of Subrogation in favor of all parties required to be named as additional insureds under the Contract

     11. Should the Sub Contractor engage a sub-subcontractor, the same conditions applicable to the Sub Contractor under these Insurance Requirements shall apply to each sub-subcontractor.

                                     3 of 5

                                [graphic omitted]

     Exhibit 91D" - Unit Prices to Contract dated May 15, 1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

     Trade: Structural Steel I Metal Deck I Selective Demolition Grand Central Terminal I Retail LMB Project #2458.03

The following Unit Prices shall be used when required by the Lehrer McGovern Bovis, Inc. for all additions and/or deletions to the contract quantities and shall be inclusive of furnishing and installing all material, labor, insurance, overhead, profit, equipment, hoisting, scaffolding, appliances, permits, applicable taxes, delivery and supervision, and shall remain in effect for the entire duration of the project. Items covered by these unit prices shall be furnished and installed in accordance with the final specifications and drawings and in quantities and locations as directed by Lehrer McGovern Bovis, Inc.

     1 On a per penetration basis, reinforcing of metal deck opening, before concrete in place.

     a.Opening between flutes                     $450/opening

     b. Opening through one flute                 $450/opening

     c. Opening  through two or more flutes       $1,100/opening

     2 To furnish and install additional steel, and re-drafting, as follows, rolled at mill.

     a.For a change in weight only prior to fabrication.         $3,500/opening

     b. For pieces added or deleted  weighing
     over 200 lbs. per piece and under
     500 lbs. per piece.                            Add.- 10,000 7500/ton delete

     c.For pieces added or deleted weighing over
                                                     Add.-l0,000 7500/ton delete
     d. For pieces added or deleted weighing under
        200 lbs. per piece.                          Add.-l0,000 7500/ton delete

     Exhibit 11D" - Unit Prices to Contract dated May 15, 1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

     Trade: Structural Steel I Metal Deck I Selective Demolition Grand Central Terminal I Retail LNIB Project #2458.03

     3 To provide additional steel penetrations over and above those sho~~n $___lea. on Contract Documents.

                              In Shop                               In Field
6" diameter (m~':.)           $ 240Ie~                              $ 600/ea.
12" diameter (m~x.)           $ 275 Ie~                             $850/ea
12" X 6" (m~x.)               $ 450Ie~                              $llOO/ea
24" X 12" (m~':.)             $ 525 lea.                            $1800/ea
20" X 24" (mix.)              $ 750Ie~                              $2250/ea
40" X 14" (max.)              $ l2SOIea.                            $4500/ea
50" X 14" (mix.)              $ 2250Ie~                             $78001ea

     4 To furnish and install additional grip stays. $3.00/ea.

     5 Furnish and install additional shear connector studs. $450.00/ea

     6 Furnish,  deliver and unload at job site for  installation by others.

     a. Anchor bolts. $25.00/ea

     b. Column leveling plate. $15.00/ea

     7 Drafting rates. $75.00/hr.

     8 Shop rates $75/hr.

     9 Furnish and install additional hung lintels.

     10 Three (3) cable safety railings, furnish, delivered, installed, removed including all accessories and supports.

     Exhibit "D" - Unit Prices to Contract dated May 15, 1996 between Lehrer McGovern Bovis, Inc. & U.S. Bridge of New York, Inc.

     Trade: Structural Steel I Metal Deck I Selective Demolition Grand Central Terminal I Retail LNIB Project #2458.03



     11 Provide all labor and material necessary to patch opening in metal deck on a comeback basis. $1,600/ea

     12 Furnish all labor and material necessary to touch-up structural steel with specified factory French $500.00/s.f.

     13 Crane picks on straight  time $1,500/ea

     14 Crane picks on overtime $2,500/ea

     Hourly Labor Rate Breakdown to Contract dated May 15,1996 between Lehrer McGovern Bovis, Inc. & U~S. Bridge of New York

     Grand Central Terminal Restoration I Retail Trade: Structural Steel I Metal Deck I Selective Demolition


           HOURLY LABOR RATE BREAKDOWN GCTV-RETAIL PROJECT NO.2458.03

To
SUBCONTRACTOR:
ADDRESS:


TELEPHONE NO.


TRADE CLASSIFICATION:
LOCAL UNION #:
EFFECTIVE DATE:                       From



                              Straight Time  Over Time      Premium Time
BASE RATE
OVERHEAD
PROFIT
FEDERAL UNEMPLOYMENT TAX
STATE UNEMPLOYMENT TAX
WELFARE FUND
PENSION FUND
VACATION FUND
ANNUNITY FUND
PAlD HOLIDAY
WORKMEN'S COMPENSATION
PUBLIC LIIABILITY (BODILY INJURY)
PROPERTY DAMAGE INSURANCE
OTHER
TOTAL CHARGE PER HOUR



     Note. This rate sheet to be completed in conformity with the contract documents and as prerequisite for extra work billings

     Exhibit "E" - Alternates to Contract dated May 15, 1996 between Lehrer McGovern Bovis, Inc. & U.S Bridge of New York, Inc.

     Grand  Central  Terminal I Retail LMB Project  #2458.03  Alternates  Trade:
Structural  Steel I Metal Deck

     The General Contractor may elect, by written authorization, to accept the following additional items of work, in which case the following alternate prices shall apply. These prices shall not increase by any change in material prices, wage rates, or any other escalatory factors, for the duration of this project. Alternate prices are "All Inclusive", including labor, material, supervision, tools, equipment, insurance, fringe benefits, overhead, profit, applicable taxes, engineering, layout, fabrication, freight, delivery, hoisting, storage, coordination and Payment I Performance Bond premium and all other things necessary for a complete job.


Alternate No.1

     Delete Pollution Liability Insurance Requirements as outlined in the Insurance Exhibit "C" - Item 7.


                                                        Deduct S 25.000 Lump Sum

Alternate No.2

     Provide all costs associated with premium for added MBEIWBE percent.

                                                              Add S -0- Lump Sum

                                    EXHIBIT F
                                   Any bid not
accompanied by an acceptable Bid Bond may be rejected.

                           LEHRER MCGOVERN BOVIS, INC.
                             GRAND CENTRAL TERMINAL
                              LMB PROJECT #2458.03
                              BID BOND REQUIREMENTS


                    ALL BONDS ARE TO BE PREPARED IN DUPLICATE

All BIDDERS SHALL PROVIDE THE FOLLOWING:
                    Bid Bond for Ten Percent (10%) of the amount Bid, submitted on the attached Bid Bond form. ALL SlGNATURES AND SEALS MUST BE IN PLACE.

BID BONDS MUST BE ACCOMPANIED BY THE FOLLOWING:
                    Valid Power of Attorney with sufficient limits for the full Contract Amount Corporate and Surety Acknowledgment completed and notarized. Current Financial Statement of the issuing Surety Company.

                                    IMPORTANT

In lieu of this format, an AlA Document A310 Bid Bond may be used. Bid Bonds will be obtained from Surety Companies with a Best's Rating of "A" (Excellent) or better. In addition, the Surety shall have a Best's Financial Size Category equivalent to at least Class ~ However, if the Proposed bid exceeds $1,000,000, then a higher financial size category will be required.


Bid Bonds must be provided in a separate envelope marked as follows:

     Bid Bond for (Contractors Name) provided in conjunction with bid for LMB Project ~2458.O~.

                                    BID BOND
KNOW ALL MEN BY THESE PRESENTS:

     That as Principal and as Surety, are

     held firmly bound unto LEHRER MCGOVERN BOVIS, INC. AND G.C.T. VENTURE, INC. as obligees in the sum of TEN PERCENT OF THE AMOUNT BID US DOLLARS (10% of the amount Bid) for the payment of which sum, well and truly to be made, the Principal and Surety bind themselves, their heirs, executors, administrators, successors and assigns, jointly and severally firmly by these presents.

WHEREAS, the Principal has submitted a bid for:

RESTORATION OF GRAND CENTRAL TERMINAL LMB PROJECT #2458.03

NOW THEREFORE, if the Obligees shall accept the bid of the Principal and the Principal shall enter into a Contract with the Obligees in accordance with the terms of such bid, and give such bond or bonds as may be specified in the bidding or Contract Documents with good and sufficient surety for the faithful performance of such Contract and for the prompt payment of labor and material furnished in the prosecution thereof, or in the event of the failure of the Principal to enter such Contract and give such bond or bonds, if the Principal shall pay to the Obligees the difference not to exceed the penalty hereof between the amount specified in said bid and such larger amount for which the Obligees may in good faith contract with another party to perform the Work covered by said bid, then this obligation shall be null and void, otherwise to remain in full force and effect.

Signed, sealed and dated



(Principal)
(Witness) By:
(Title) (seal) (Surety)
(Witness) By:


BID BOND
PAGE 1

                                PERFORMANCE BOND
                                   CO-OBLIGEE
Bond No.                                Premium Amount $

    KNOW ALL MEN BY THESE PRESENTS,

     That we, (full name and address of Contractor) (hereinafter called the Principal). as Principal, and

     (full name and address of Surety) a corporation duly organized under the laws of the state of called the Surety), as Surety, are held and firmly bound unto:

     (hereinafter

LEHRER MCGOVERN BOVIS, INC.
200 PARK AVENUE
NEWYORK,NY 10166

And

G.C.T. VENTURE, INC.
220 EAST 42ND STREET
NEW YORK, NY 10166

   as their interests may appear, (hereinafter celled the Obligees).

   in the sum of
   U.S. Dollars (S ), for the payment of which we, the said Principal and the said Surety, bind ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

     WHEREAS, the Principal entered into a certain Contract dated LEHRER MCGOVERN BOVIS. INC. for:

           RESTORATION OF GRAND CENTRAL TERMINAL. LMB PROJECT #2458.03

     which is hereby referred to and made a part hereof as if fully set forth herein.

     19 with

     NOW,  THEREFORE,  THE  CONDITION OF THIS  OBLIGATION  IS SUCH,  that if the
Principal shall promptly and faithfully perform said Contract, then this obligation shall be null and void; otherwise it shall remain in full force and effect.

     The Surety hereby waives notice of any alteration, or extension of time made by the Obligees or either one of them.

     - Whenever Principal shall be, and declared by Obligees or either one of them, to be in default under the Contract, the Obligees having performed their obligations thereunder, the Surety shall promptly remedy the default by one of the following:

     1) Complete the Contract in accordance with its terms and conditions.

                                PERFORMANCE BOND
                                   CO-OBLIGEE
                                     PAGE 1

    2) The above named Principal and Surety hereby jointly and severally agree with the Obligees that every claimant as herein defined) who has not been paid in full before the expiration of a period of ninety (90) days after the date of which the last of such claimant's work or labor was done or performed) or materials were furnished by such claimant, may sue on this bond for the use of such claimant1 prosecute the suit to final judgment for such sum or sums as may be justly due claimant1 and have execution thereon. The Obligees or either of them shall not be liable for the payment of any cost or expenses of any suit

     3) No suit or action shall be commenced hereunder by any claimant

     a) After the expiration of one (1) year following the date on which Principal ceased work on said Contract, it being understood, however, that if any limitation embodied in this bond is prohibited by any law controlling the construction hereof, such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

     b) Other than in a state court of competent jurisdiction in and for the county or other political. subdivision of the state in which the Project, or any part thereof, is situated, or in the United States District Court for the district in which the Project, or any part thereof, is situated, and not elsewhere.

     4) The amount of this bond shall be reduced by and to the extent of any payment of payments made in good faith hereunder.

     Principal and Surety shall not be liable to the Obligees or any of them unless the Obligees or any of them have performed the obligations to the Principal in accordance with the terms of said Contract

     Principal and Surety shall not be liable to all Obligees in the aggregate in excess of the penal sum above stated. Sealed with our seals and dated this day of 19 --


Attested by:






Attested by:
                Principal

by:-
               (Title) (seal)



                   Surety


by:
Attorney-in Fact
(seal)

                         LABOR AND MATERIAL PAYMENT BOND
                                   CO-OBLIGEE
                                     PAGE 2

                         LABOR AND MATERIAL PAYMENT BOND
                                   CO-OBLIGEE

Bond No.                                               Premium Amount $

KNOW ALL MEN BY THESE PRESENTS, That we.
                                           (full name and address of Contractor)


(hereinafter call the Principal), as Principal, and


                                               (full name and address of Surety)


a corporation duly organized under the laws of the state of called the Surety), as Surety, are held and firmly bound unto:

(hereinafter


LEHRER MCGOVERN BOVIS, INC.
200 PARK AVENUE
NEWYORK,NY 10166

And

G.C.T. VENTURE, INC.
220 EAST 42ND STREET
NEW YORK,NY 10166

as their interests may appear, (hereinafter celled the Obligees).

in the sum of
U.S. Dollars (S ), for the payment of which we, the said Principal and the said Surety, bind ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

     WHEREAS, the Principal entered into a certain Contract dated LEHRER MCGOVERN BOVIS, INC. for:

           RESTORATION OF GRAND CENTRAL TERMINAL. LMB PROJECT #2458.03

     which is hereby referred to and made a part hereof as if fully set forth herein. 19 with

     NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION IS SUCH, that if the Principal shall promptly make payment to all claimants as hereafter defined, for all -labor and material used or reasonably required for use in the performance of the Contract, then this obligation shall be void; otherwise it shall remain in full force and effect, subject, however, to the following conditions;

1) A claimant is defined as one having a direct contract with the Principal or a subcontractor of the Principal, for labor, material, or both, used or reasonably required for use in the performance of the Contract, labor and material being construed to include that part of water, gas, power1 light, heat, oil, gasoline, telephone service or rental of equipment directly applicable to the Contract

                         LABOR AND MATERIAL PAYMENT BOND
                                   CO-OBLIGEE
                                     PAGE 1

2) Obtain a bid or bids for completing the Contract in accordance with its terms and conditions, and upon determination by Surety of the lowest responsible bidder, or if the Obligees elect, upon determination by the Obligees and the Surety jointly of the lowest responsible bidder1 arrange for a contract between such bidder and Obligees, and make available as Work progresses (even though there should be a default or a succession of defaults under the contract or contracts of completion arranged under this paragraph) sufficient funds to pay the cost of completion less the balance of the Contract price; but not exceeding, including other costs and damages for which the Surety may be liable hereunder, and pursuant to the Contract, the amount set forth in the first paragraph hereof. The term "balance of the Contract price," as used in this paragraph, shall mean the total amount payable by Obligees to the Principal under the Contract and any amendments thereto, less the amount properly paid by Obligees to the Principal.

3) Pay to the Obligees the full amount of the penal sum above stated.

     Any suit under this bond must be  instituted  before the  expiration of two
(2) years from the date on which final payment under the Contract falls due.

     No right of action shall accrue on this bond to or for the use of any person or corporation other than the Obligees named herein or the heirs, executors, administrators, successors or assigns of the Obligees.

     Principal and Surety shall not be liable to the Obligees or any of them unless the Obligees or any of them have performed the obligations to the Principal in accordance with the terms of said Contract.

     Principal and Surety shall not be liable to all Obligees in the aggregate in excess of the penal sum above stated. Sealed with our seals and dated this day of 19 --

Attested by:






Attested by:
Principal

by:
(Title) (seal)



Surety




by:
Attorney-in-Fact(seal)

                                PERFORMANCE BOND
                                   CO-OBLIGEE
                                     PAGE 2

                                    EXHIBIT F

                              ATTN: MR. RAY TOTILLO

                           LEHRER MCGOVERN BOVIS, INC.
                             GRAND CENTRAL TERMINAL
                              LMB PROJECT #2458.03

                     PERFORMANCE & PAYMENT BOND REQUIREMENTS


                    ALL BONDS ARE TO BE PREPARED IN DUPLICATE

CONTRACTOR SHALL PROVIDE THE FOLLOWING:

          Co-Obligee Performance bond and a Co-Obligee Labor and Material Payment Bond, written in the full contract amount. ALL SIGNATURES AND SEALS MUST BE IN PLACE.

BONDS MUST BE ACCOMPANIED BY THE FOLLOWING:

           Valid Power of Attorney with sufficient limits for the full Contract Amount Corporate and Surety Acknowledgment completed and notarized. Current Financial Statement of the issuing Surety Company.

                                    IMPORTANT

          Attached are the required Co-Obligee Bond formats for LMB. If they are unacceptable to your Surety Company, LMB will accept an "AlA 311" form, plus a Dual Obligee rider with the word "strictly" removed, (should read "in accordance with the terms of the contract") ONLY.

Surety Bonds will be obtained from Surety Companies with a Best's Rating of "A" (Excellent) or better. In addition, the Surety shall have a Best's Financial Size Category equivalent to at least Class ~ If the Performance Band is issued in an amount exceeding $1 ,CCC,OCC, then a higher financial size category will be required.

If the contractor fails to obtain the Surety Bonds in accordance with the above, the Construction Manager or Owner reserves the right to grant an exception to these requirements or to reject the Surety Bonds based on inadequate financial protection.

When completed, please forward all bonds to:



                           LEHRER MCGOVERN BOVIS, INC.
                           CIO GRAND CENTRAL TERMINAL
                                 200 PARK AVENUE
                                NEWYORK,NY 10166

                                                                 Revised 1/29/96
                                    EXHIBIT G
                              EEC I PAYROLL PACKAGE

                          GRAND CEARAL STATICN TERMINAL
                       PHASE III: RETAIL, STRUCTURAL WORK


This Construction Payroll/EEC Package has been prepared to assist each contractor/subcontractor in meeting all Equal Employment ~ Action requirements for this project. All documentation required by this package must be submitted to the following address:

                              Carol A Garvin
                              Asst. Vice President
                              Lehrer McGovern Bovis, Inc.
                              200 Park Avenue, 9th fi
                              New York, NY  10166
                              212) 592-68~3

                                  INSTRUCTIONS

ITEM I -  CONTRACTORS AFFI~TI~ ACTION PLAN

All prime contractors are required to document their good faith efforts in soliciting M/WBE participation. The attached form should be returned with the bid document noting the firms they've solicited and/or have awarded subcontracts to. A mandatory goal of 15% MBE/l0% WBE is required.

ITEM II - WAGE REQUIREMENT LEP.

     All persons authorized to sign payrolls must be listed on this form. Preconstruction Statement: states that you have read the information attached regarding your construction payroll requirements

Fringe Benefits Statement: if fringe benefits are paid on behalf of the workers into approved third-party funds, the contractor shall submit a list of the fringe benefits paid the hourly amount for each fringe benefit, and each should identify the organization (5) where they transmit the funds.

     A Deductions or contributions made which are mandated by Federal1 State or Local laws are not considered fringe benefits -

     B. If fringe benefits are not paid ~o an approved fund, the worker must receive the basic hourly rate D1u5 any fringe benefit amounts which are indicated in the applicable Wage Decision of the project. The total amount would become the minimum basic hourly rate and must be reflected on the payroll report. If the overtime occurs during the time the worker is performing on this project, the contractor would revert to the minimum basic hourly rate (1e53 fringes) and compute the time and one-half on this amount.

The Wage Requirement Letter is due with submission of first payroll.

ITEM III - WH-347 PAYROLL FORM

The first payroll report submitted must be marked Initial" payroll 4.1. The last week of work performed by the contractor/subcontractors must be marked as Final payroll #__ All Payrolls are to be numbered consecutively beginning with number and are due on a weekly basis.

A. Initial payroll #1 must include the contractor subcontractor IRS # on the right front side of the form.

B. The complete name, address, social security number, race and sex must be indicated on the payroll on which the employee first appears. Identify any address changes thereafter. Race, sex and social security number must appear on every payroll. Omission of any of these items will result in returning for completion.

C. This form must be submitted, in duplicate, to our office on a weekly basis. If no work was performed during any given week, a statement on the payroll report form, with an original signature or letter stating "~o work performed" will suffice.

D. Payroll Certification (reverse side of ~~-347) must be certified manually by an officer of your company or by. an employee who has been authorized to sign payroll systems.


E. A copy of the Apprentice or Trainee Agreement for each apprentice or trainee must be attached to the payroll on which the worker appears. You can obtain these from the Bureau of Apprenticeship & Training

ITEM IV -  SECTION 220 - WAGE DECISION

The rates noted in this booklet are State Wage Rates to be used as a minimum guideline on this project. Contractor/subcontractors may not pay less than the amounts noted in this booklet.

ITEM V - WORKFORCE PROJECTION

All contractor/subcontractors are required to submit an estimate of their labor force for the duration of the project. This report is due prior to commencement of work.

ITEM VI -           MONTHLY EMPLOYMENT UTILIZATION REPORT -
                    (PROJECT SPECIFIC)

This form is to be completed by each contractor/subcontractor for contracts in excess of $10,000 and signed by an officer/partner of the corporation.

The reports are to cover a four-week period during the term of the contract, and shall include the total work hours actually worked for each employee level in each designated trade for the entire reporting period

This report is to be submitted directly to Lehrer McGovern Bovis no later than the fifth (5th) of each month.


ITEM VII - APPRENTICE CERTIFICATION

These sample letters will assist you in requesting apprentice certificates from the appropriate division within the Bureau of Apprentice Training. Please refer to your Collective Bargaining Agreement for the appropriate apprentice ratio for each trade.


ITEM VIII - MINORITY/FEMALE WORKEORCE GOALS

All contractor/subcontractors are required to provide good faith efforts in utilizing minorities and females in their workforce. The percentage goals are noted by trade category and represents total hours worked.

ITEM IX -           AFFI~MATIVE ACTION STANDARDS

Each contractor/subcontractor must comply with all sixteen steps to document their good faith efforts in employment for minorities and females.


ITEM X - EQUAL OPPORTUNITY CLAUSE

The contractor/subcontractor must include the equal opportunity clause in all subcontracts.

ITEM XI -           EEC POSTERS

These posters must be posted at the jobsite, along with a copy of the wage scale for your respective trades.

ITEM XII -          SEXUAL HARASSMENT FACT SHEET

If you do not have a company  policy,  it is  suggested  that you copy this onto
your   company's   letterhead   and  have  your   employees  read  and  sign  in
acknowledgement.

ITEM  XIII - MTA DISADVNTAGED BUSINESS ENTERPRISE VENDOR
LIST

Contains listing of MTA certified firms by trade.


PRECONSTRUCTION STATEMENT - All firms are required to attend a preconstruction conference to review relevant documents pertaining to this project prior to commencement of work.

Document due prior to commencement of work:

          a)Contractors Affirmative Action Plan
          b)Sub-tier Contractors Contract or Purchase Order
          c)Wage Requirement Letter
          d)Workforce Projection

Documents due after commencement of work:.

         a)       WH-347
         b)       Trainee and/or apprentice certificate
         c)       Monthly Employment Utilization Report (CC-257)
         d)       Sub-tier Affidavit of Payment

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
    Metropolitan Transportation Authority


    August 8, 1995

   Mr. Jack Train
   GCT Ventura1 Inc.
   LaSalle Partners
   22G East 42nd Street, Suite 3200
   New York1 N.Y. 10017

     Re: Development Agreement between Metropolitan Transportation authority and GCT Venture, lflC.1 Developer for Work Relating to Grand Central Terminal Retail Development dated as of 4/1/94.

   Dear Jack:

   The purpose of this letter to clarify the position of the Authority in regard to the imposition of State and Local sales taxes

   According to the agreement for services between GCT Venture, Inc., (GCTVI) and Lehrer McGovern Bovis, Inc., (LMB) GTVI has authorized LMB to act as its agent in the acquisition of materials, and other purchases In connection with the services for the GCT Retail Development. Pursuant to the provisions of
   Article 5 Title 11,Section 1275 of the New York State Public Authorities Law, Metropolitan Transportation Authority 18 exempt from all state and local taxes on purchases made directly, or by MTA's contractors, subcontractors, etc., when acting as agent for MTA.

   this statement takes the places of a tax exemption certificate and may be shown, and a photocopy retained, to any Interested party regarding tax matters pursuant to the above contract.




   Richard W. Eaddy
   Director
   Real Estate Development

   cc:   L Freundlich

Lehrer McGovern Bovis,  Inc. Park Avenue
New York, N.Y. 10166

                                                            LMB JOB NO.  2458.03
                                   Grand Central         Terminal Venture Retail


EL: (212) 592 - 6700                            FAX: (212)592-6988

                  REQUISITIONING INSTRUCTIONS

    We are attaching herewith the following forms:


     a. Requisition for Payment

     b. Trade Payment Breakdown

     c Affidavit and Waiver of Lien

     d Rate Sheet

     e Final Release

     f Consent Of Surety Company To Reduction in or Partial Release of Retainage (if bonded)

     g Consent Of Surety Company To Final Payment (if bonded)

     Forms (a) through (f) are the only forms that will be accepted for submitting requisitions for payrnent Any requisitions submitted using other forms will be returned

     The affidavit and waiver of Lien is to be used for each requisition submitted The Affidavit of Payments applies to the current requisition being submitted: the Waiver of Lien is to be completed starting with your first requisition. NOTE: ALL DATES MUST BE CONSISTENT WITH AND REFLECT THE CURRENT AND PREVIOUS APPLICATIONS APPROPRIATELY. NO PAYMENT WILL BE MADE UNTIL SATISFACTORY DOCUMENTATION IS RECEIVED.

     All insurance certificates must be submitted and approved with Contract requirements prior to submitting or processing of requisitions

     No PAYMENT WILL BE MADE UNTIL SATISFACTORY INSURANCE CERTIFIACTES ARE RECEIVED.

     Once an amount has been approved for payment no FURTHER monies can be approved until a new requisition has been received Until final payment has been made on a contract. requisitions should be submitted each month even if no payment is requested. REQUISITIONS MUST INCLUDE Accompanying DOCUMENTS, i.e. BILLS OF SALE, INVENTORY L~URANCE, IF APPROPRIA T~

     The Trade  Payment  Breakdown  The purpose of the Trade  Payment  Breakdown
Schedule it to provide details of the contract and any change orders together with a breakdown of the work completed to Date Please use separate sheets for all contract value and change orders work (to match with summary sheet of Requisition).

     The Requisition for Payment This schedule includes the following:

     a: The figures under Contract and Orders and Value of Work Completed are the totals as indicated on the Trade Payment Breakdown

     b.Deductions include retained percentage and amount as per the contract, total payments requisitioned to the date of the current requisition.

     c The Balance Due for This Request it the Total Value of the work completed less Total Deductions.


    Time and material work is handled by the issuance of change orders and can be processed only upon completion of the attached Rate Sheets for each labor category. in duplicate. and in conformance with the Contract Field tickets are to be submitted to the Superintendent. Contractor must obtain the written approval of the Superintendent for all field rickets. Field ticket without the Superintendents approval will not be processed. Invoices are to be submitted to the Project Manager for issuance of change order with a copy of the approved field ticket These approved change orders are to be included in your monthly requisitions for payment.

REQUISITION FOR PAYMENT

[graphic omitted]

[graphic omitted]

[graphic omitted]

                                  FINAL RELEASE
              FINAL WAIVER OF CLAIMS AND LIENS AND LEASE OF RIGHTS

Date                                                                   Contract Date
'project       Grand Central Terminal Venture Project                  Contract Price
               --------------------------------------
lob/Phase Name GOTY - Retail                                           Change Orders
Job/Phase ~    458.01                                                  Total Adjusted Contract Price
Address        Gr2nd Central Terminal                                  Amount Previously Paid
City           New York City                                           Amount Previously Billed And Not Yet Paid
County         Manhattan                                               Balance Due - Final Payment
State          New York
Owner          Lehrer McGovern Bovis, Inc

               The undersigned hereby acknowledges that the above Balance Due when paid represents payment in full for all labor, materials. etc., furnished by the below named Contractor or Supplier in connection with its work on the above project in accordance with the Contact made by it with Lehrer McGovern Bovis. Inc.


               In consideration of the amounts and sums previously received, and the payment of _______________________________________________________________
being the full and Final )payment amount due. the below named Contractor or Supplier does hereby waive and release Lehrer McGovern Bovis, Inc., CCI' Venture Inc., and LaSalle Pi: from any and all claims and liens and rights of liens upon the premises described above, and upon improvements now or hereafter thereon, and upon the monies or other considerations due or to become due from Lehrer McGovern Bovis ,Inc.. OCT Venture Inc., and/or LaSalle Partners or from any C person, firm or corporation said claims. liens and rights of liens being on account of labor, services, materials, fixtures or apparatus heretofore furnished by the o, named Contractor or Supplier to the Project' The premises as to which said claims and liens are hereby released are identified as follows:

                             Grind Central Terminal

               The undersigned further represents and warrants that he/she is duly authorized and empowered to sign and execute this waiver on his/her own behalf and on behalf of the company or business for which he/she is signing that it has properly performed all work and furnished all -materials of the specified quality per plans and specifications and in a good and workmanlike manner, fully and completely that it has paid for all the labor, materials. equipment and services that it has used or supplied. that it has no other outstanding and unpaid applications. invoice, retentions, oldbacks, expenses employed in the prosecution of work, chargebacks or unbilled work or materials against Lehrer McGovern Bovis, Inc., OCT Venture Inc., and/or LaSalle Partners , as of the date of the aforementioned last and final payment application; and any materials which have been supplied or incorporated into the above premises were either taken from its fully paid or open stock or were folly paid ~r and supplied on the last and final payment application or invoice

               The undersigned further agrees to defend, indemnify and hold harmless Lehrer McGovern Bovis, Inc., OCT Venture Inc., and/or LaSalle Partners or any losses or expenses (including without limitation reasonable attorneys, fees) should any such claim, lien, or right of lien be asserted by the below named Contractor or Supplier or by any of its or their laborers, materialmen or subcontractor

               In addition. for and in consideration of the amounts and Sums received, the below named Contractor or Supplier hereby waives, releases and relinquishes any and all claims, rights or causes of action in equity or law whatever arising out of through or under the above mentioned contract and the performance of work pursuant thereto.

               The below named Contractor or Supplier further guarantees that all portions of the work furnished and ~ are in accordance with the Contract and that the terms of the Contract with respect to this guarantee will remain in effect for the period specified in said Contract

              Lehrer McGovern Bovis, GCTV, MNRR HOT WORK PROCEDURE

A                 PURPOSE:

     The intent of the "Hot Work" procedure is to implement fire protection precautions, minimize the potential of a fire on the project and formally notify all the parties.

B.                SCOPE:

     This procedure will encompass hot work operations conducted by all contractors, subcontractors, and sub-tier contractors, without exceptions.

C                 DEFINITION:

     "Hot Work" is considered to be flame equipment, gas or are cutting, welding, brazing, cad welding ,sawzall cutting and spark-producing equipment


D.                GENERAL PRECAUTioNS:


     The following general conditions will apply to each hot work operation:

     1. A hot work provided by Lehrer McGovern Bovis is required and must be in the contractor's possession before any work begins. Each contractor/ involved in hot work operations is required to request a hot Work permit 24 hours prior to actual intended hot work.

     2. Hot work operations are limited to the area and time specified in the hot work permit

     3. Hot work cannot begin on or near any container or equipment that does contain, did contain flammable liquids until the fire and/or explosive hazard has been eliminated and/or protected.

     4. Storage 'areas of compressed gas cylinders containing oxygen or fuel gases must be according to Federal, State or local regulations. Gas and oxygen cylinders are limited to seven cylinders per gas for each contractor. No propane heating cylinders are permitted on the project Empty cylinders must be removed from the building immediately. All compressed gas cylinders must be stored upright, capped and secured.



FINAL REVISION May 30, 1996

     5. A fire detection suppression system cannot be made inoperable without the express written permission of Lehrer McGovern Bovis. If torch or welding work occurs within 3 feet of said system, the area must be protected by the contractor conducting the work, from accidental discharge by a means or method approved by GCTVIMNRR (i.e. MOP). I,

     6. Combustible materials subject to hot work operations must not be stored closer than 35 feet of the hot work operations.

     7 Precautions must be taken by use of fire blankets or fire stop to ensure fire safety to areas below.

     8. A minimum of one crew member, other than the person doing the hot work, must act as the designated fire watch at all times that the hot work operation is in progress and for one hour thereafter. A copy of the hot work permit to be maintained by the fire watch person.

     9. The firewatch must remain within 50 feet of the hot work; be supplied with a minimum of one (1) twenty pound ABC drychemical fire extinguisher: know who to call to report a fire; and be familiar with the operations of the extinguishing equipment

     10. An additional firewatch may be required on the other side of any wall or partition if the hot work ~ performed adjacent to the wall or partition.

     11. The equipment, including hoses, gauges, leads, cords, being used must be in good condition, inspected on a regular basis, and must be immediately removed from service if found to be defective.

     12. Barriers, protecting screens, or warning signs must be used to alert the other trades or facility employees of the work being done.

     13. The Contractor must contact the Lehrer McGovern Bovis Office in case of fire emergency 212-867~9191; and in police department emergency - 212-3406911.

     14. Should the use of a fire extinguisher be necessary, a fully charged replacement is required before work can resume.

     15. The hot work area must be inspected for one hour after hot work ceases and again at the end of normal work shift (whichever is later).



FINAL Revision
May 301 1996

                        Lehrer McGovern Bovis J GCTV MNRR
                                 HOT WORK PERMIT

[graphic omitted]
                                   contractor
                                       |
                                      LMB
                                       |
                                   GCTV/MNRR
                                       |
                                  FIRE SAFETY
                                       |
                                      LMB
                                       |
                                   CONTRACTOR